UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Chatham Lodging Trust
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2

222 Lakeview Avenue, Suite 200
West Palm Beach, FL 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2025

TO OUR SHAREHOLDERS:
The Annual Meeting of Shareholders of Chatham Lodging Trust (the “Company”) will be held at the Company’s offices located at 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401, on Tuesday, May 6, 2025, at 10:00 a.m., Eastern Time, for the following purposes:
1. To elect six trustees of the Company to hold office for a one-year term and until their respective successors as trustees are duly elected and qualified;
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
3. To hold an advisory vote on executive compensation as disclosed in these materials;
4. To approve an amendment to the Company's Equity Incentive Plan; and
5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on March 10, 2025, are entitled to notice of, and to vote at, the meeting. All shareholders are requested to be present at the meeting in person or by proxy. Any shareholder who executes a proxy and later finds that he or she or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted. Proxies are revocable in accordance with the procedures set forth in this Proxy Statement.
There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting. Please read it carefully and vote. Your cooperation is appreciated because a majority of the common shares must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.
On or about March 26, 2025, we began mailing to our beneficial shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2025 Proxy Statement and 2024 Annual Report, how to vote online and how to request a paper copy. Shareholders who receive that notice will not receive a paper copy of the proxy statement and annual report on Form 10-K or a proxy card unless they request one.
BY ORDER OF THE BOARD OF TRUSTEES,
ERIC KENTOFF
Corporate Secretary
West Palm Beach, Florida
March 25, 2025

We want your shares represented at the Annual Meeting regardless of the number of shares you hold. By following the instructions on the enclosed proxy card, your shares will be voted even if you are unable to attend the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person or change your proxy vote, you may do so at any time before the vote is finalized.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MAY 6, 2025

SOLICITATION AND REVOCATION OF PROXY
Proxies in the form furnished are solicited by the Board of Trustees of the Company (the “Board of Trustees” or the “Board”) to be voted at the Annual Meeting of Shareholders to be held on May 6, 2025, or at any adjournment or postponement thereof (the “Annual Meeting”). The individuals named as proxies are Dennis Craven and Eric Kentoff. This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are first being mailed on or about March 26, 2025 to shareholders of record at the close of business on March 10, 2025 (the “Record Date”).
All shares represented by proxies received will be voted in accordance with instructions contained in the proxies. The Board of Trustees unanimously recommends a vote:

1	FOR each of the nominees for trustee listed in these materials and on the proxy;

2	FOR the ratification of the selection of the Company’s independent registered public accounting firm;

3	FOR the approval, on an advisory non-binding basis, of the compensation of the Company's named executive officers as disclosed in these materials; and

4	FOR the approval of an amendment to the Company's Equity Incentive Plan.

In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. A shareholder giving a proxy has the power to revoke it any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting.

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 48,982,501 common shares outstanding, which represent all of the voting securities of the Company. Each common share is entitled to one vote. Shareholders do not have cumulative voting rights in the election of trustees.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 6, 2025. Our proxy statement is attached. Our financial and other information is contained in our Annual Report to Shareholders for the fiscal year ended December 31, 2024. Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our shareholders via the internet, rather than mailing paper copies of the materials. Internet distribution of the proxy materials is designed to expedite receipt by shareholders, lower costs and reduce the environmental impact of the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request the materials. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission, are available at https://chathamlodgingtrust.com/cltresources/. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how shareholders may request to receive proxy materials for future annual meetings of shareholders in printed or email form.

A majority of the common shares entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum. Shareholders who abstain from voting on any or all proposals will be included in the number of shareholders present at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote.

With respect to proposal 1, the election of trustees, the affirmative vote of a plurality of the votes cast is required to elect a trustee.
With respect to proposal 2, the ratification of the selection of the Company’s independent registered public accounting firm, the affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of the Company’s independent registered public accounting firm.
With respect to proposal 3, the advisory vote on executive compensation, the votes that shareholders cast “for” must exceed the votes that shareholders cast “against” for approval.
With respect to proposal 4, the approval of an amendment to the Company's Equity Incentive Plan, the votes that shareholders cast "for" must exceed the votes that the shareholders cast "against" for approval; provided that the total vote cast on this proposal represents more than 50% of all the common shares entitled to vote on this proposal
If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposals 1, 3 and 4, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so that your vote can be counted.

PROPOSAL 1: ELECTION OF TRUSTEES

Nominees for Election at the Annual Meeting

The terms of office for our trustees, Edwin B. Brewer, Jr., Jeffrey H. Fisher, David Grissen, Mary Beth Higgins, Robert Perlmutter, Rolf E. Ruhfus and Ethel Isaacs Williams will expire at the Annual Meeting. The Nominating and Corporate Governance Committee recommended for nomination, and the Board has nominated Ms. Higgins, Ms. Williams and each of Messrs. Brewer, Grissen, Fisher and Ruhfus to serve as trustees of our Company for one-year terms expiring at our 2026 annual meeting of shareholders and until their successors are duly elected and qualified. Mr. Perlmutter is not seeking reelection and thus will retire from our Board of Trustees upon the expiration of his term.
Unless a shareholder specifies otherwise, or does not return the enclosed proxy, each shareholder’s common shares represented by the enclosed proxy will be voted FOR the election of the nominees to serve as trustees until the 2026 annual meeting and until their successors are elected and qualified. Each nominee has indicated his or her willingness to serve if elected. While not anticipated, if any nominee shall become unavailable or unwilling to serve as a trustee for any reason, the persons named as proxies on the proxy card may vote for any substitute nominee proposed by the Board of Trustees.
The Board of Trustees unanimously recommends that you vote FOR each of the trustee nominees described in this Proposal 1.
The following table and biographical descriptions set forth information with respect to the six trustee nominees for election at the Annual Meeting whose terms of office will expire at the Annual Meeting, and the continuing trustees, whose terms of office will expire at our 2026 annual meeting of shareholders.

Trustee Nominees for Election at the Annual Meeting (If Elected, Term will Expire at the 2026 Annual Meeting of Shareholders)

Name	Age	Position
Edwin B. Brewer, Jr.	62	Trustee
Jeffrey H. Fisher	69	Chairman, President and Chief Executive Officer
David Grissen	68	Trustee
Mary Beth Higgins	67	Trustee
Rolf E. Ruhfus	80	Trustee
Ethel Isaacs Williams	62	Trustee

Trustee Not Seeking Reelection at the Annual Meeting (Term will Expire at the 2025 Annual Meeting of Shareholders)

Name	Age	Position
Robert Perlmutter	63	Trustee
The Board does not have a policy with respect to trustees’ attendance at annual meetings of shareholders, and, because of the routine nature of the annual meetings and historical and anticipated low levels of in-person shareholder participation at the annual meetings, trustees are not expected to attend the Annual Meeting in person. All of the trustees attended our annual meeting of shareholders either in person or telephonically in 2024.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Edwin B. Brewer, Jr.

Mr. Brewer has been a trustee of the Company since January 2017. Prior to March 2019, he was an Executive Director – US Student Housing with Greystar Real Estate Partners. He served as Executive Vice President, Chief Financial Officer and Treasurer of Educational Realty Trust, Inc. (NYSE: EDR) from August 2014 to September 2018. From 2007 through 2012, Mr. Brewer served as Executive Vice President and Chief Financial Officer for Sedgwick Claims Management Services, Inc., the leading provider of technology-enabled claims and productivity management solutions. He was responsible for internal and external financial reporting, income taxes, real estate, budgeting, treasury and internal auditing. From 1983 to 2007, Mr. Brewer worked at PricewaterhouseCoopers where he rose to the position of partner with a client base focused on public and private real estate investment trusts ("REITs", and each a "REIT"). A certified public accountant (inactive), Mr. Brewer has a bachelor’s degree in commerce and business administration from the University of Alabama. The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Brewer should serve as a trustee due to his financial expertise and extensive experience with REITs as a Chief Financial Officer of a formerly NYSE-listed REIT and that he should serve on the Audit Committee and the Nominating and Corporate Governance Committee due to his former role as Chief Financial Officer of a publicly traded REIT.

Jeffrey H. Fisher

Mr. Fisher has been our Chairman of the Board, Chief Executive Officer and President since our formation in October 2009. Mr. Fisher is also the 100% shareholder of Island Hospitality Management, LLC (“IHM”), a firm he founded in 2007 that currently manages 54 hotels for third-party hotel owners and all of our hotels. From 1994 to 2007, Mr. Fisher was Chairman, Chief Executive Officer and President of Innkeepers, a lodging REIT he founded and took public in 1994. During this time, Mr. Fisher also served as Chairman and majority shareholder of Innkeepers Hospitality, a privately owned hotel management company. Mr. Fisher grew Innkeepers’ portfolio from seven hotels at the time of its initial public offering to 74 hotels at the time of its sale in June 2007 to Apollo Investment Corporation at a total enterprise value of $1.5 billion. Between 1986 and 1994, he served as President and Chief Executive Officer of JF Hotel Management, Inc. Mr. Fisher received a Bachelor of Science degree in Business Administration from Syracuse University in 1977, a Doctor of Jurisprudence degree from Nova Southeastern University in 1980, and a Masters of Law in Taxation from the University of Miami in 1981. He is a licensed attorney and practiced at Jones & Foster P.A. and Jeffrey H. Fisher P.A. for a total of five years prior to starting his career in the hospitality industry. Additionally, Mr. Fisher currently serves as a Board Member of Marriott’s The Residence Inn Association (TRIA). The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Fisher should serve as a trustee due to his extensive experience in the limited service and extended-stay hotel industry segments both on the ownership and management sides. In addition, the Board of Trustees determined that due to Mr. Fisher's commitment to establishing the Company as an important industry achiever in its ESG initiatives he should serve as Chairman of the Company's ESG Committee.

David Grissen

Mr. Grissen has been a trustee of the Company since August 2021. He joined Chatham’s board after having retired in August 2021 as Group President following a 35-year career at Marriott International, Inc. ("Marriott"). He began his career at Marriott in 1986 and concluded his career as Group President where his responsibilities included the financial management and leadership of all of the Marriott's lodging operations in North and South America, comprising more than 5,500 hotels and a workforce of approximately 160,000 associates. This included responsibilities for owner and franchise relations, sales and marketing, revenue management, human resources, engineering, rooms operations, food and beverage, retail, spa, golf, information resources and development. In addition to Marriott's operations in the Americas, Mr. Grissen was responsible for Marriott’s Global Operations organization, Ritz Carlton and Edition brands. Prior to his last position at Marriott, Mr. Grissen served as Group President, The Americans; President, Americas; Executive Vice President of the Eastern Region; Senior Vice President of the Mid-Atlantic Region; and Senior Vice President of Finance and Business Development. Since November 1, 2024, Mr. Grissen has served on the board of Southwest Airlines Co., (NYSE: LUV) a publicly traded company and one of the world’s airlines, where he is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Until his resignation from the board on October 29, 2024, Mr. Grissen served on the board for Regis Corporation, a publicly traded company and the largest hair salon chain in the world, where he was a member of the Audit Committee and the Technology Committee and was Chair of the Nominating and Corporate Governance Committees. He also serves on the board of Greenwood Racing, a casino, online betting and thoroughbred racing company based in Pennsylvania. He holds a Bachelor of Science Degree in Business Administration from Michigan State University and a Master’s Degree in Finance from Loyola University in Chicago. The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Grissen should serve as a trustee due to his extensive experience and expertise on the hotel industry with Marriott, on the Audit Committee and the Compensation Committee due to his financial acumen and on the ESG Committee due to his experience on such measures while at Marriott.

Mary Beth Higgins

Ms. Higgins has been a trustee of the Company since December 2018. She retired from serving as the Chief Executive Officer of Affinity Gaming Inc. ("Affinity"), a nine-casino multi-jurisdictional gaming company, in December 2022, and then stayed on as a consultant to the new Chief Executive Officer until September 2023. In her role as Chief Executive Officer, she was responsible for the day-to-day operations of the casinos as well as all aspects of the company’s accounting, finance and investor relation functions. In addition to her primary employment as Chief Executive Officer of Affinity, Ms. Higgins was retired as Chief Executive Officer and non-independent director of Gaming and Hospitality Acquisition Corp (NASDAQ: GHACU), a special purpose acquisition company or "SPAC" formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with Affinity and one or more businesses, which went public in February 2021. Before becoming Chief Executive Officer at Affinity, she served as Chief Financial Officer and Chief Operating Officer of Affinity from 2018. From 2017 to 2018, she served as Chief Financial Officer of VICI Properties, a REIT spin off from Caesars Entertainment, and prior to that as Chief Financial Officer for Caesars Entertainment Operating Company from 2014 to 2017. For the 17 years prior to that, Ms. Higgins served as Chief Financial Officer at companies such as Global Cash Access Holdings, Inc., Herbst Gaming, Inc. and Camco, Inc. Ms. Higgins has a Bachelor of Science degree from the University of Southern California and a Master’s Degree in Business Administration from Memphis State University. The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Ms. Higgins should serve as a trustee due to her extensive experience in finance, including with respect to REITs and that she should serve on the Audit Committee and the Compensation Committee due to her financial acumen, including most recently as a result of serving as Chief Executive Officer and, prior to that, Chief Financial Officer of Affinity. The Board of Trustees has appointed Ms. Higgins to become lead independent trustee and Chair of the Compensation Committee following the Company’s annual meeting in May 2025.

Rolf E. Ruhfus

Mr. Ruhfus has been a trustee of the Company since the completion of our initial public offering ("IPO") in April 2010. He is Chairman and Chief Executive Officer of LodgeWorks Corporation, a hotel development and management company, which also owns the Archer hotel brand and, in 2011, sold 20 hotels to Hyatt Hotels. Mr. Ruhfus also serves as Chairman and Chief Executive Officer of Wichita Consulting Company, L.P., a consulting services company. Previously, Mr. Ruhfus served as the Chairman and Chief Executive Officer of Summerfield Hotel Corporation, an upscale extended-stay hotel chain, from its founding in 1988 until its sale to Wyndham International, Inc. in 1998. Mr. Ruhfus served as President of the Residence Inn Company from February 1983 through July 1987 (when it was acquired by Marriott International, Inc.). Mr. Ruhfus joined the Residence Inn Company after spending four years as Director of Marketing for VARTA Battery, Europe’s largest battery manufacturer. Prior to this position, he was a management consultant for McKinsey and Company in its Dusseldorf, Germany office. Mr. Ruhfus was a German Air Force Lieutenant and received a bachelor’s degree from Western Michigan University in 1968. His graduate degrees include an M.B.A. from the Wharton School at the University of Pennsylvania in 1971 and a Ph.D. in marketing from the University of Muenster in 1974. Mr. Ruhfus is a member of the international chapter of The Young Presidents Organization and serves on the boards of several European companies. Mr. Ruhfus previously served on the Board of Trustees of Innkeepers from July 1997 until Innkeepers’ sale in June 2007. The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Ruhfus should serve as a trustee due to his extensive experience specific to the limited service and extended stay hotel industry segments that correlate with our own strategy.

Ethel Isaacs Williams

Ms. Williams has been a trustee of the Company since August 2021. She most recently served from September 2017 to March 2020 as Senior Vice President at Kaufman Lynn Construction, one of south Florida’s largest construction companies, where her responsibilities included leading public affairs and community engagement efforts. Before joining Kaufman, from 2010-2017, she served as Director, Corporate Engagement, Diversity and Inclusion for NextEra Energy, one of the nation’s leading clean energy companies, where her responsibilities included developing corporate strategies and initiatives for employee engagement as well as diversity and inclusion initiatives. In 2004, Ms. Williams founded the law firm of Isaacs Williams which was focused on real estate, probate, land use and government relations. Prior to 2004, Ms. Williams held roles at other law firms as well as IBM, Wang Laboratories and AT&T Wireless. Ms. Williams received her Bachelor of Science Degree in Business Administration from George Washington University and her Juris Doctor from Nova Southeastern University. The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Ms. Williams should serve as a trustee and should serve on the Nominating and Corporate Governance Committee and the ESG Committee due to her extensive experience with environmental, employment and diversity and inclusion issues.

TRUSTEES NOT SEEKING REELECTION
Robert Perlmutter

Mr. Perlmutter has been a trustee of the Company since the completion of our IPO in April 2010. Prior to April 2018, he was a Senior Executive Vice President and Chief Operating Officer with The Macerich Company, a publicly traded REIT. He joined Macerich in 2012 as Executive Vice President of Leasing. He previously was the managing member and founder of Davis Street Land Company, LLC, a privately held firm established in 1998 focused on the development, management and ownership of upscale shopping centers, which owned a 3.0 million square foot mall portfolio prior to its sale of assets to General Growth Properties and Taubman Centers in 2011. From 1983 to 1988, Mr. Perlmutter worked in various positions for Heitman Financial Services, Ltd. From 1988 to 1990, he served as President of Heitman Financial, in which capacity he was responsible for overseeing all of the company’s acquisitions, financings and dispositions. Mr. Perlmutter subsequently served as Chief Executive Officer of Chicago-based Heitman Retail Properties from 1990 to 1998, where he supervised overall operations and growth of its retail holdings from two retail properties to 20 directly managed malls and 29 joint ventures in regional malls. From 1998 to 2001, he also served on the board of directors of Prime Retail Inc., a NYSE-listed outlet center company and is a former board member of the First Bank of Highland Park. Mr. Perlmutter received a Bachelor of Sciences degree in business administration, with a concentration in real estate, from the University of Colorado. Mr. Perlmutter previously served as lead independent trustee for the Company and Chairman of the Compensation Committee.

Biographical Information Regarding Named Executive Officers Who Are Not Trustees

Dennis M. Craven — Executive Vice President and Chief Operating Officer

Mr. Craven, age 53, is our Executive Vice President and Chief Operating Officer. He joined the Company as Chief Financial Officer on September 9, 2010 and was promoted to Chief Operating Officer effective June 1, 2015. Mr. Craven previously served as Executive Vice President and Chief Financial Officer of Innkeepers from March 2006 until August 2010. Prior to joining Innkeepers in 2006, Mr. Craven was a partner in Addison Capital Advisors, a venture capital firm based in Memphis, Tennessee, and served as Senior Vice President and Chief Accounting Officer of Independent Bank in Memphis. Prior to that, he served as Vice President and Controller, and later Vice President and Chief Accounting Officer, of RFS Hotel Investors, Inc., a NYSE-listed hotel REIT that was sold in 2003. Prior to joining RFS, he was a senior manager with PricewaterhouseCoopers LLP in Memphis and London. Mr. Craven received a Bachelor of Accountancy from the University of Mississippi in 1993. He is a licensed Certified Public Accountant in the State of Mississippi.

Jeremy Wegner — Senior Vice President and Chief Financial Officer

Mr. Wegner, age 49, is our Senior Vice President and Chief Financial Officer. He joined the Company on June 1, 2015. Mr. Wegner has a significant track record of involvement in more than $50 billion of mergers, acquisitions and equity and debt financings. Prior to joining the Company, he served as Vice President of Mergers and Acquisitions for Starwood Hotels & Resorts Worldwide from July 2012 to May 2015 where he was responsible for identifying and executing merger, acquisition and divestiture opportunities.

From September 2008 to June 2012, he was a Senior Vice President in the real estate investment banking group at Barclays Capital Inc., and from October 2001 to September 2008, he was a Senior Vice President in the real estate investment banking group at Lehman Brothers. Mr. Wegner covered the lodging sector for over ten years, from 1998 to 2012. Mr. Wegner began his career as an analyst in the investment banking group at Credit Suisse in 1998. Mr. Wegner received a Bachelor of Arts degree in Economics from Brown University in 1998.

Summary of Trustee Qualifications and Experience

Both the Nominating and Corporate Governance Committee and the Board believe a complementary mix of diverse skills, attributes and experience levels will best serve the Company and its shareholders. The trustee skills summary that appears below, and the related narrative for each trustee nominee, highlight the specific experience, qualifications, attributes and skills for each trustee that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure and strategic direction. The absence of a “•” for a particular skill does not mean the trustee in question is unable to contribute to the decision-making process in that area.

	Brewer	Fisher	Grissen	Higgins	Ruhfus	Williams
Skill/Qualification
ACCOUNTING/FINANCIAL EXPERTISE enables an in-depth understanding of our financial reporting and internal controls, ensuring transparency and accuracy	∙		∙	∙
ACCOUNTING/FINANCIAL LITERACY brings a general understanding of our financial reporting and internal controls, ensuring transparency and accuracy	∙	∙	∙	∙	∙	∙
BOARD OF DIRECTORS experience in serving on public sector, private sector or non-profit boards	∙	∙	∙	∙	∙	∙
BUSINESS HEAD experience in leadership role as a company executive officer or head of a government organization	∙	∙	∙	∙	∙	∙
FINANCIAL/CAPITAL MARKETS experience in raising the capital needed to fund a business and deploy it effectively	∙	∙	∙	∙	∙
LEGAL experience allows us to better evaluate risks and contractual obligations		∙				∙
LODGING experience with the lodging industry and the issues facing hotels, brands and owners	∙	∙	∙	∙	∙
MANAGEMENT/OPERATIONS experience provides trustees a practical understanding of developing, implementing and assessing our operating plan and business strategy	∙	∙	∙	∙	∙	∙
REAL ESTATE as a real estate company, this expertise is important in understanding our business and strategy	∙	∙	∙	∙	∙	∙
REITs knowledge of the issues facing real estate investment trusts including taxation and public markets	∙	∙	∙	∙	∙
RISK MANAGEMENT experience is critical to the Board's role in overseeing the risks facing the Company	∙	∙	∙	∙	∙	∙
SUSTAINABILITY/CORPORATE RESPONSIBILITY experience assures that strategic imperatives and long-term value are achieved within a socially and environmentally responsible business model	∙	∙	∙	∙	∙	∙

Demographics
Gender
Male	∙	∙	∙		∙
Female				∙		∙
Ethnicity
White	∙	∙	∙	∙	∙
Black/African American						∙
Hispanic or Latino
Asian
American Indian or Alaska Native
Native Hawaiian or other Pacific Islander
Board Tenure
(in years)	8	15	4	6	15	4
Other Public Boards
(# of other public boards)	0	0	1	1	0	0

Board Snapshot

The following graphics set forth certain information about our trustee nominees as of the date of the Company’s annual meeting of shareholders and are based on the composition of the full Board. If instead the focus was just on the independent trustees, the percentages would be as follows: Independence - 100% (5/5); Short Tenure - 80% (4/5); Gender Diversity - 40% (2/5); and Ethnic Diversity - 20% (1/5).

Independent Trustees

5/6 trustees are independent

83%

Average Tenure of 7 Years

4/6 trustees have tenure < 10 years

67%

Gender Diversity

2/6 trustees are Female

33%

Ethnic Diversity

1/6 trustees are African American

16%

Trustee Independence

Our Corporate Governance Guidelines, which are available on our website at www.chathamlodgingtrust.com, require that a majority of our trustees be independent. The Board of Trustees has adopted the categorical standards prescribed by the New York Stock Exchange (the “NYSE”) to assist the Board of Trustees in evaluating the independence of each trustee. The categorical standards describe various types of relationships that could potentially exist between a trustee and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and as the Board of Trustees determines, taking into account all facts and circumstances, that no other material relationship between our Company and the trustee exists of a type not specifically mentioned in the categorical standards, the Board of Trustees will deem such person to be independent. A trustee shall not be independent if the trustee satisfies any one or more of the following criteria:

•	a trustee who is, or who has been within the last three years, an employee of our Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company;
•	a trustee who has received, or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from our Company (excluding trustee and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service);
•	a trustee who is or whose immediate family member is a current partner of a firm that is our Company’s internal or external auditor; (ii) a trustee who is a current employee of such a firm; (iii) a trustee who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) a trustee who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our Company’s audit within that time;
•	a trustee who is or has been within the last three years, or whose immediate family member is or has been within the last three years, employed as an executive officer of another company where any of our Company’s present executives at the same time serves or served on that company’s compensation committee; or
•	a trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, our Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

Under these criteria, the Board of Trustees has determined that the following members of the Board of Trustees are independent: Edwin B. Brewer, Jr., David Grissen, Mary Beth Higgins, Robert Perlmutter, Rolf E. Ruhfus, and Ethel Isaacs Williams. We presently have seven trustees, including these six independent trustees. After the Annual Meeting and Mr. Perlmutter’s retirement from the Board, we will have six trustees (five of whom will be independent trustees).

Committees of the Board

The Board of Trustees has established four standing committees - Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and ESG Committee - and has adopted charters for each which are available on our website at www.chathamlodgingtrust.com. Pursuant to these charters, the composition of each committee is required to comply with the listing standards and other rules and regulations of the NYSE, as amended or modified from time to time. Each of these committees is comprised exclusively of independent trustees, as defined by the listing standards of the NYSE then in effect, except for the ESG Committee which consists of three trustees - Mr. Fisher as Chairman, Ms. Williams and Mr. Grissen - and two of our officers who are not trustees - Messrs. Craven and Kentoff. In 2024, the Audit Committee met four times, the Compensation Committee met four times, the Nominating and Corporate Governance Committee met two times, and the ESG Committee met two times.

Committee Assignments

The following table reflects the committee membership as of the date of the annual meeting of shareholders:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	ESG Committee(1)

Edwin B. Brewer, Jr.	C		C
Jeffrey H. Fisher				C
David Grissen	X	X		X
Mary Beth Higgins(2)	X	C
Rolf E. Ruhfus
Ethel Isaacs Williams			X	X

(1) The ESG Committee also includes two officers who are not trustees.
(2) Also serves as lead independent trustee.

C = Chair
X = Member

Audit Committee

Our Audit Committee currently consists of Mr. Brewer (Chair), Ms. Higgins and Mr. Grissen. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Mr. Brewer, an independent trustee, is the Chair of our Audit Committee and the Board of Trustees has determined that he is an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

The Audit Committee also oversees information security risk. The Company has instituted various controls in order to address, defend and respond to any information security concerns. The Company also provides training to employees on information security issues, and it maintains a cyber security insurance policy.

Compensation Committee

Our Compensation Committee currently consists of Mr. Perlmutter (Chair) and Ms. Higgins. Upon Mr. Perlmutter’s resignation from the Board effective as of the annual meeting of shareholders, Ms. Higgins will become Chair and Mr. Grissen will join the committee. The Compensation Committee determines compensation for our executive officers and trustees, administers our Equity Incentive Plan, produces an annual report on executive compensation for inclusion in our Annual Meeting proxy statement and publishes an annual committee report for our shareholders. The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided that all of the members of such subcommittees qualify as independent per NYSE rules and regulations.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Brewer (Chair) and Ms. Williams. The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the Board qualified candidates to fill vacancies on the Board and for election as trustees and recommending a slate of nominees for election as trustees at the Annual Meeting. It also periodically prepares and submits to the Board for adoption the committee’s selection criteria for trustee nominees. The Nominating and Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on various criteria, including a nominee’s experience, skills, accomplishments and background, and then reviews those qualifications in the context of the current composition of the Board and the evolving needs of our business.

As provided in our Corporate Governance Guidelines (which are available on our website at www.chathamlodgingtrust.com), the Nominating and Corporate Governance Committee conducts an annual review of the Board with respect to the composition of the Board as a whole and the qualifications of its members. It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and it annually recommends to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board of Trustees’ performance as a whole and of the committees and individual trustees and reports thereon to the Board. This self-assessment process requires each trustee to complete a detailed questionnaire regarding governance issues such as board composition, board support, and committee performance. The Nominating and Corporate Governance Committee reviews the assessments and reports to the full Board of Trustees at the next scheduled meeting. The Nominating and Corporate Governance Committee also oversees the selection and composition of committee assignments.

The Nominating and Corporate Governance Committee regularly reviews governance issues and the governing documents. Specifically, the Nominating and Corporate Governance Committee reviewed issues relating to whether or not shareholders can amend the corporate bylaws and the result was the adoption at the Annual Meeting in May 2022 of a proposal allowing shareholders that right. The committee also reviews the Company's CEO succession plan on an annual basis.

Shareholders may make recommendations of potential trustee nominees, in accordance with the procedures set forth in our Bylaws, to the Nominating and Corporate Governance Committee, Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, FL 33401. Such communications should include information both on the recommending shareholder and the recommended trustee nominee so the Nominating and Corporate Governance Committee may have adequate information for evaluation by the Board or our Nominating and Corporate Governance Committee. Nominees recommended by shareholders will be evaluated in the same manner as those recommended by the Nominating and Corporate Governance Committee.

ESG Committee

Our ESG Committee currently consists of Messrs. Fisher (Chair) and Grissen and Ms. Williams as the trustee members and executives Messrs. Craven and Kentoff as non-trustee members. As provided in our ESG Committee Charter (which is available on our website at www.chathamlodgingtrust.com), the ESG Committee's stated goal is to carry out the responsibilities delegated by the Board regarding the review and oversight of the Company's goals, policies, procedures, and disclosures related to sustainability and environmental, social, and governance (ESG) matters. The ESG Committee oversees and advises the Board on the Company's goals, strategies, and commitments related to sustainability and ESG, including climate risks and opportunities, human rights and human capital management, community and social impact, and belonging and inclusion. The ESG Committee also reviews and oversees the policies and procedures used to prepare sustainability and ESG-related statements and disclosures, including preparation of the Company's annual corporate responsibility report and review such statements and disclosures before their publication. The most recent Corporate Responsibility Report was issued in December 2024.

The ESG Committee meets each quarter and reports to the full Board. Only the independent trustees on the ESG Committee earn compensation for their committee service.

Shareholder Advisory Resolutions

During our 2024 annual meeting of shareholders, shareholders voted on an advisory, non-binding proposal to approve executive compensation (“Say on Pay”) with approximately 98% of votes cast at that meeting in favor of the Company’s executive compensation.

Historical Say on Pay Results
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
97.6%
96.9%
96.4%
70.0%
95.9%
98.4%
92.5%
2019
2020
2021
2022
2023
2024
Average

Code of Business Conduct and Ethics

Our corporate code of ethics relates to the conduct of our business by our employees, officers and trustees. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, our code of ethics prohibits payments, directly or indirectly, to any foreign official seeking to influence such official or otherwise obtain an improper advantage for our business. A copy of this Code of Business Conduct may be obtained at no charge by sending a written request to the Corporate Secretary, 222 Lakeview Avenue, Suite 200, West Palm Beach, FL 33401. The Code of Conduct is available on our website at www.chathamlodgingtrust.com. If the Company makes any amendments to this code (other than technical, administrative or non-substantive amendments) or grants any waivers, including implicit waivers, from this code to the Company’s Chief Executive Officer, Chief Financial Officer or Controller, we will disclose (on our website or in a Current Report on Form 8-K filed with the SEC) the nature of the amendment or waiver, its effective date and to whom it applies.

Shareholder Outreach

The Board of Trustees values the views and opinions of our shareholders and believes strong corporate governance practices demand regular outreach and conversations with our shareholders. We understand the vital role of effective communication with our shareholders. As part of that understanding, management actively engages with shareholders at numerous investor road shows, industry and investment community conferences, and meetings with analysts. We also respond to individual shareholders who express interest in our business. During 2024, we conducted stockholder and investor outreach by presenting virtual investor presentations, conducting analyst meetings and attending investor conferences and meetings, both in person and virtually. We regularly discuss our operations, financial performance, industry, governance and compensation matters with shareholders. In 2024, we obtained meaningful feedback from shareholders and analysts on their perception and understanding of our business, markets and industry as well as our governance practices, environmental and social impact programs and compensation framework as follows:

What We Heard Shareholders Request	How We Responded
Information on refinancing maturing debt	Many of our top investors were focused on our significant 2024 debt maturities. In 2024, we repaid $297 million of maturing debt using asset sales, CMBS issuance, the upsizing of our term loan, excess cash and borrowings under our revolving credit facility. We have reduced our net debt, including our share of joint venture debt, by $386 million, or 50%, since March 31, 2020, the highest percentage decrease of all lodging REITs.

Efforts to recycle capital	Since late 2020, we have been an active seller of hotels. Since the start of 2024, we have sold four hotels for $62 million at cap rates of 6% or lower including $21 million of foregone capital expenditures. We have two additional sales pending for $39 million. In May 2024, we acquired the newly built Home2 Suites Phoenix Downtown for $43 million with an expected cap rate of 9%. Since 2000, we have sold nine hotels with an average age of 26 years and an average RevPAR of $108 while adding five hotels with an average age of 1 year and an average RevPAR of $169.

Silicon Valley and Bellevue market concentration
Many of our investors and prospective investors are very interested in the performance of our hotels in these markets and our long-term plan for these hotels. . Chatham has the highest exposure to Big Tech hotel demand of all lodging REITs, and our hotels stand to outperform as hotel demand improves. Big Tech is constantly evolving, and we are in the midst of another transformation with the development of Artificial Intelligence (AI) technology. Employment in the valley exceeds pre-pandemic levels, and tech companies are finally getting more serious about employees returning to the office and this will boost room demand. 2023 RevPAR for these hotels was 28 percent below 2019 levels. In 2024, these markets saw much improved operating performance. RevPAR for the Company’s tech driven hotels was up 10% for the year. The technology industry has grown significantly from 2019 levels. We forecast continued growth in 2025 for these markets.

Continue to enhance our corporate ESG profile
We remain committed to creating value while serving as responsible stewards within our hotels, communities, and industry. Annually, we publish a Corporate Responsibility Report that encapsulates our performance and critical updates on key initiatives and milestones. This report aligns with the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-related Financial Disclosures (TCFD). Additionally, we participate in the Global Real Estate Sustainability Benchmark (GRESB), a widely accepted assessment that scores our performance and compares us to other reporting companies. Our achievements have been noteworthy: increasing our overall score to 83/100; earning four of five GRESB Stars and awarded GRESB's "Green Star,” and ranking 24th out of 108 listed companies in the Americas, and 2nd in Chatham's peer group.

Policy on Voting Regarding Trustees ("Majority Voting Policy")

The Board of Trustees has adopted a policy on voting regarding trustees that requires, at any meeting of shareholders at which members of the Board of Trustees are to be elected by the shareholders in an uncontested election, any nominee for trustee who receives a greater number of votes “withheld” from his or her election than votes “for” election will submit to the Board, no later than two weeks after the certification of the voting results, a written offer to resign from the Board of Trustees. An uncontested election is one in which the number of individuals who have been nominated for election as a trustee is equal to, or less than, the number of trustees to be elected.

The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days after the certification of the voting results, recommend to the Board of Trustees whether to accept or reject the resignation offer. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors it deems relevant, which may include (i) any stated reason or reasons why shareholders cast “withheld” votes for the trustee, (ii) the qualifications of the trustee and (iii) whether the trustee’s resignation from the Board of Trustees would be in our best interest and the best interests of our shareholders. The Nominating and Corporate Governance Committee may also consider alternatives to acceptance or rejection of the resignation offer as the Nominating and Corporate Governance Committee members deem appropriate, which may include (i) continued service by the trustee until the next relevant meeting of shareholders, (ii) an undertaking to seek a replacement trustee, or (iii) rejecting the resignation offer coupled with committing to seek to address the underlying cause or causes of the majority-withheld vote.

The Board of Trustees will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days after the certification of the voting results. The Board of Trustees will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and additional information, factors and alternatives the Board of Trustees deems relevant. The recommendation of the Nominating and Corporate Governance Committee will not be binding on the Board of Trustees.

Any trustee who offers to resign as provided above shall not participate in the Nominating and Corporate Governance Committee’s or the Board of Trustees’ consideration of whether to accept his or her resignation offer.

If a trustee’s resignation offer is accepted by the Board of Trustees, the Nominating and Corporate Governance Committee will recommend to the Board of Trustees whether to fill the vacancy created by such resignation or to reduce the number of trustees constituting the Board of Trustees. The Board of Trustees will determine the treatment of any compensation due or payable to the resigning trustee.

If a majority of the members of the Nominating and Corporate Governance Committee were required to offer their resignations as described above, the trustees whom the Board of Trustees has affirmatively determined to be independent in accordance with the applicable listing standards of the NYSE, and who were not required to offer their resignations, will appoint a special committee of the Board of Trustees to consider the resignation offers and whether to accept the resignation offers, as otherwise described above.

We will disclose publicly the Board of Trustees’ decision, the process by which the decision was made and, if applicable, the reasons for rejecting a resignation offer, in a Current Report on Form 8-K filed with the SEC.

Strong Corporate Governance Practices

We have made strong corporate governance a priority. The following table highlights some of the key elements of our corporate governance practices.

Corporate Governance Highlights

☑ CEO Succession Plan	☑ Participated in GRESB, received "Green Star" status and 4-stars in 2024 for 2023 submission
☑ No shareholder rights plan or “poison pill”	☑ Policy prohibiting hedging or pledging of our stock
☑ 6 of our 7 existing trustees are independent	☑ Compensation “clawback” policy amended in 2023 fully complies with new SEC requirements
☑ Lead independent trustee (Ms. Higgins following the Annual Meeting)	☑ Strong pay-for-performance philosophy
☑ All standing committees of the full Board consist solely of independent trustees (ESG Committee includes non-independent CEO and non-voting executives)	☑ Adopted guidelines for self-evaluation of the Board, the Committees of the Board, and each trustee
☑ Our Bylaws allow shareholders the right to amend our Bylaws	☑ Comprehensive Code of Business Conduct and Corporate Governance Guidelines
☑ Regular executive sessions of independent trustees	☑ Stock ownership guidelines for trustees, chief executive officer and named executive officers
☑ Expanded shareholder outreach and engagement	☑ Any change in control payments under severance agreements are subject to a “double-trigger”
☑ Each of the trustees is elected annually	☑ Trustee Resignation Policy
☑ Non-staggered Board	☑ No trustee attended < 75% of the Board/Committee meetings in 2024

☑  No member of the Board serves on the board of more than one public company other than the Company, and our Chief Executive Officer does not serve on the board of any public company other than the Company
☑ Average age of trustees on the Board has decreased by approximately 10% since 2019
☑ Adopted guidelines for self-evaluation of the Board, the Committees of the Board, and each trustee	☑ Adopted several cybersecurity policies including an Incident Response Plan, an Acceptable Use Policy for employees and a Service Provider Cybersecurity Management Policy
☑ Adopted negative TSR modifier to potentially reduce the payout if the Company's TSR is negative over an award's vesting period	☑ Diversified financial metrics by including RevPAR Growth and Gross Operating Profit in addition to the historical AFFO per share metric
☑ Gender diversity on Board (40% of independent trustees)	☑ Released 2023 Corporate Responsibility Report on the Company's website in December 2024
☑ Racial diversity on Board (20% of independent trustees)	☑ Provided disclosures in compliance with TCFD and SASB, and reporting in line with GRI standards

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Perlmutter (Chair) and Ms. Higgins. When Mr. Perlmutter retires from the Board and the committee effective as of the Annual Meeting, the committee will consist of Ms. Higgins (Chair) and Mr. Grissen. Neither of the trustees serving on the Compensation Committee is or has ever been one of our officers or employees, nor has either entered into any transaction with us with a value in excess of $120,000. None of our executive officers, and no trustee serving on the Compensation Committee, serves as a member of the board of trustees (or board of directors) or compensation committee of any entity that has one or more executive officers serving on the Board of Trustees.

Trustee Compensation

For service to the Company in 2024, each of our independent trustees earned a fee of $135,000. Trustees’ fees, other than the additional fees paid for service as the lead trustee or Chairman of one of our committees, are paid with $55,000 in cash and $80,000 in our common shares, although each trustee may elect to receive up to all of such fees in the form of our common shares. The trustees who served as our lead independent trustee, Audit Committee Chairman, Compensation Committee Chairman and Nominating and Corporate Governance Committee Chairman were paid an additional cash fee of $20,000, $17,500, $12,500 and $10,000, respectively. In addition, committee non-chairperson trustees who serve on our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and ESG Committee received an additional cash fee of $8,750, $6,250, $6,250 and $6,250, respectively, for their service.

In January 2025, common share grants were made to each independent trustee for the common share component of their 2024 Board compensation. Trustees who are employees of the Company receive no additional compensation as trustees. In addition, we reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Trustees.

The following table sets forth information with respect to the compensation of our independent trustees for 2024.

Name(1)	Fees Earned or Paid in Cash	Share Awards (2)	Total
Edwin B. Brewer, Jr.	$82,500	$80,000	$162,500
David Grissen	$42,500	$107,500	$150,000
Mary Beth Higgins	$70,000	$80,000	$150,000
Robert Perlmutter	$32,500	$135,000	$167,500
Rolf E. Ruhfus	$55,000	$80,000	$135,000
Ethel Isaacs Williams	$67,500	$80,000	$147,500

(1)	Mr. Fisher, our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the Company and does not receive additional compensation for his service as a trustee. All of the compensation paid to Mr. Fisher for the services he provides to us is reflected in the Summary Compensation Table located elsewhere in this proxy statement.
(2)	Amounts reflect the full grant date value of common shares granted as their compensation for 2024, calculated in accordance with Accounting Standards Codification ("ASC") 718. Under our 2011 Equity Incentive Plan, as amended and restated in 2022 (our “Equity Incentive Plan”), we granted 8,754 common shares in January 2025 to each independent trustee as a portion of the trustee’s annual fee at a market value of $80,000 on the grant date, based on the average of the closing prices of our common shares on the NYSE on the last ten trading days of 2024. In addition, we granted 14,772 common shares in January 2025 to Mr. Perlmutter who elected to receive his entire trustee fee in common shares and 11,763 shares to Mr. Grissen who elected to receive a larger percentage of his trustee fee in the form of common shares. Those shares had market values of $135,000 and $107,500, respectively, on the grant date, based on the average of the closing prices of our common shares on the NYSE on the last ten trading days of 2024. All payments for serving on a committee were paid in cash.

Shareholder Communications to the Board

Shareholders and interested parties may contact an individual trustee, the Board as a group, or a specified Board committee or group, including the non-employee trustees as a group, at the following address: Corporate Secretary, Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, FL 33401 Attn: Board of Trustees. The Company will receive and process communications before forwarding them to the addressee. Trustees generally will not be forwarded shareholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Meeting Attendance

During 2024, the Board met four times. All members of the Board attended 75% or more of the Board meetings and meetings of the committees on which he or she served either in person, virtually or by conference call. As set forth in our Corporate Governance Guidelines, trustees are invited and encouraged to attend our annual meetings of shareholders.

Leadership Structure and Risk Oversight

Management is responsible for the day-to-day management of risks we face. The Board of Trustees has overall responsibility for overseeing risk management with a focus on the more significant risks facing the Company. The Audit Committee oversees risk policies and processes related to our financial statements, financial reporting processes, liquidity risks, and cybersecurity risks; our Nominating and Corporate Governance Committee oversees corporate governance; the ESG Committee oversees ESG matters; and the Compensation Committee oversees risks relating to remuneration of our officers and employees. The Compensation Committee does not believe that the compensation programs which are in place give rise to any risk that is reasonably likely to have a material adverse effect on us. Management, along with the Audit Committee, oversee risks related to information security issues though the majority of the exposure to information security issues occur at the hotels where the hotel brands control IT systems and oversee day-to-day information security risk issues.

At each quarterly meeting of the Audit Committee, a portion of the meeting is devoted to reviewing material credit risks, our capital structure, status of foreclosure and similar proceedings (if applicable), status of the properties in our real estate portfolio and other matters which might have a material adverse impact on current or future operations, including an assessment of IHM's performance as manager of our hotels, and, as required, the Audit Committee reviews risks arising from related party transactions. In addition, at each meeting of the Audit Committee, our Chief Financial Officer, as well as the independent accounting firm reviewing or auditing, as the case may be, our financial statements, reports to the committee with respect to compliance by our employees with our internal control policies in order to ascertain that no failures of a material nature have occurred. This process assists the Audit Committee in overseeing the risks related to our financial statements and the financial reporting process. At each meeting of the Board of Trustees, a portion of the meeting is dedicated to reviewing and discussing significant risk issues reviewed by the Audit Committee.

Mr. Fisher serves as both our Chairman and our Chief Executive Officer. Mr. Perlmutter is our current lead independent trustee, and, after the Annual Meeting and Mr. Perlmutter’s retirement, Ms. Higgins will serve as lead independent trustee. We believe that it is in the best interests of our shareholders for Mr. Fisher to serve as both our Chairman and our Chief Executive Officer because of his unique insight into the Company as well as the lodging industry and his excellent reputation among institutional investors. We also believe that appointing an independent trustee to serve as lead independent trustee, to preside over executive sessions of the Board and providing the opportunity for all trustees to add items to the agenda of meetings of the Board and its committees mitigates the risk that having our Chief Executive Officer also serve as our Chairman may cause management to have undue influence on the Board of Trustees. Our lead independent trustee presides at all meetings of the Board of Trustees at which the Chairman of the Board is not present, has the authority to call meetings of the independent trustees and has such other duties as the Board of Trustees may determine from time to time.

The Board of Trustees takes an active and informed role in the Company’s risk management policies and strategies. At least annually, the Company’s executive officers who are responsible for the Company’s day-to-day risk management practices present to the Board of Trustees a comprehensive report on the material risks to the Company, including credit risk, liquidity risk and operational risk including information security risk. At that time, the management team also reviews with the Board of Trustees the Company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the Board of Trustees may delegate specific risk management tasks to management or a committee. Throughout the year, management monitors the Company’s risk profile and updates the Board of Trustees as new material risks are identified or the aspects of a risk previously presented to the Board of Trustees materially change. The Audit Committee also actively monitors risks to the Company throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full Board’s consideration. The Audit Committee, together with management, oversees cybersecurity risks. In 2023, management adopted an Incident Response Plan, an Acceptable Use Policy for employees and a Service Provider Cybersecurity Management Policy to aid in cybersecurity monitoring.

In February 2022, the Company formed the ESG Committee which has direct oversight of the Company with respect to all ESG matters, meets each quarter, and reports directly to the Board of Trustees. In 2021, the Company tasked its third-party ESG consultant to conduct a sustainability risk assessment. This assessment evaluated risks to the Company's portfolio related to water, climate, biodiversity and socioeconomic risks. The third-party ESG consultant updates the risk assessment every three years, most recently in 2024. In addition, it will conduct risk assessments for newly acquired or built hotels and will adjust the schedule if warranted by changed conditions.

Environmental Stewardship, Social Responsibility and Governance

The Company is committed to strong environmental, social and governance practices and related disclosure. We are committed to enhancing the value of our sustainability platform through open and transparent communications with our stakeholders. As overseen and guided by the ESG Committee of the Board, the Company's sustainability objectives are designed to support the Company's vision and strategic principles through measures to:

•reduce energy and water consumption;

•increase profitability at our hotels;

•proactively manage environmental risks;

•increase belonging and inclusion initiatives; and

•make positive contributions to communities.

In the interest of assisting shareholders with a better understanding of the Company’s environmental, social and governance performance, in 2021 the Company issued its first annual Corporate Responsibility Report on its website. In December 2024, the Company issued its 2023 Corporate Responsibility Report which includes disclosures compliant with TCFD and SASB, reporting in line with GRI standards. The report may be found in the Responsibility section of the Company's website: https://chathamlodgingtrust.com.

The Company has invested in many environmental conservation measures, particularly around energy and water efficiency. In 2021, we conducted a portfolio-wide environmental risk assessment to help us understand the material or significant aspects of our environmental footprint. In 2024, we invested almost $4,000,000 in replacing out of date, inefficient major mechanical, electrical and plumbing equipment with state-of-the-art efficient models. We spent over $15,000,000 on four hotel renovations in 2024 and work closely with our contractors and Marriott, Hilton, and Hyatt and their respective sustainability standards. During these renovations, we assess how to improve sustainability through upgrading to more efficient lighting, low flow shower heads, and low flow toilets. As part of these renovations, we have engaged in an extensive mattress recycling program and, in 2024, we recycled 12,471 mattresses.

Environmental Targets

The Company has been measuring its environmental performance since 2017 and has set targets that will reduce our environmental impact while creating value for our shareholders. We have developed specific and actionable targets for the Company’s environmental intensity metrics, including a goal to cut carbon (GHG) emissions by 50% by 2030, as detailed in the Company's 2023 Corporate Responsibility Report, which was released in December 2024. Chatham further acknowledges the necessity of reaching net-zero emissions by 2050 and is committed to creating an organizational plan for defining our pathway to net zero.

Human Capital

The Company believes that each of its employees is an important contributor in the success of the organization. Management aims to provide an inspiring, inclusive work environment where employees feel valued, empowered and encouraged to make positive differences within the Company and throughout their communities, with a belief that the most successful management provides clear leadership while empowering employees to make timely and responsible decisions and to take actions necessary to achieve exceptional operating results.

The Company offers competitive compensation and benefits, a flexible leave policy and a culture that encourages balance of work and personal life. The Company emphasizes an open-door policy for communications and conducts regular employee satisfaction surveys, which provide the opportunity for continuous improvement.

The Company believes in maintaining a safe workplace in compliance with cleanliness guidelines set forth by the Centers for Disease Control and Prevention and in compliance with applicable Occupational Safety and Health Act standards.

During 2024, all employees at our hotels were employed by IHM, a third-party management company engaged by the Company pursuant to hotel management agreements. The Company is committed to the health, safety and security of hotel associates and guests and is proud to support the American Hotel & Lodging Association’s 5-Star Promise.

Equity and Inclusion

    The Company is committed to equity and inclusion and does not tolerate discrimination or harassment in the workplace. The ESG Committee oversees this commitment. We are committed to fostering an acceptable and inclusive environment that supports the development and advancement of all. We strive to cultivate an atmosphere of listening, learning and acting; treating each other as equals; showing support and respect to each other and our partners; and encouraging freedom of expression and understanding of differences. We appreciate that our employees’ unique viewpoints, diverse backgrounds and experiences working together lead us to better business outcomes and we attribute this, in part, to our ongoing success.

Environmental and Sustainability

We share our investors' concerns for the environment and continue to participate in a variety of environmental sustainability initiatives, such as energy monitoring and preservation, water conservation and waste reduction, and recycling. Our initiatives are intended to improve energy efficiency at our hotels but also to enhance the value and profitability of our hotels. Among these energy efficiency programs are the installation of energy efficient lighting, guestroom “smart” thermostats that adjust room conditions based upon occupancy status, low-flow toilet systems, and recycling laundry water. We are committed to seeking new environmental initiatives to implement across our portfolio. We describe more about such initiatives in our 2023 Corporate Responsibility Report, which was released in December 2024. Shareholders can access this report at: https://chathamlodgingtrust.com/responsibility/.

Corporate Citizenship and Community Impact

The Company prioritizes the need to invest in the communities in which our properties are located. In addition, we have made a significant effort to give back to the local charitable organizations in the West Palm Beach area, where our corporate office is located. In combination with IHM, we have engaged in a myriad of events for charitable organizations in a number of ways including participating in events for charity, engaging in food drives, and reading and providing gifts to children and families in need during the holidays. Our employees' volunteer efforts have directly added value to our local community. We describe more about such volunteer efforts in our 2023 Corporate Responsibility Report, which was released in December 2024. Shareholders can access this report at: https://chathamlodgingtrust.com/responsibility/.

PRINCIPAL SHAREHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our common shares as of March 10, 2025 by (i) each of our trustees, (ii) each of our named executive officers, Messrs. Fisher, Craven, and Wegner (as defined on page 26), (iii) each holder known to us to own more than 5% of our common shares based upon filings made with the SEC and (iv) all of our trustees and executive officers as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the person actually owns beneficially or of record;
•	all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the person has the right to acquire within 60 days (such as restricted common shares that are scheduled to vest within 60 days).

Unless otherwise indicated, the address of each named person is 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401. No shares beneficially owned by any trustee or executive officer have been pledged as security.

Name of beneficial owner	Common Shares Beneficially Owned (1)		Percent of Class(2)
The Vanguard Group	5,761,078	(3)	11.7%
BlackRock, Inc.	4,587,357	(4)	9.3%
Donald Smith & Co., Inc.	4,497,679	(5)	9.1%
Fuller & Thaler Asset Management, Inc.	2,720,968	(6)	5.5%
Jeffrey H. Fisher	2,276,510	(7)	4.6%
Dennis M. Craven	708,117	(8)	1.4%
Jeremy Wegner	311,799	(9)	* %
Rolf E. Ruhfus	58,583		*
Edwin B. Brewer, Jr.	48,734	(10)	*
Mary Beth Higgins	38,236		*
David Grissen	31,472		*
Ethel Isaacs Williams	25,463		*
All executive officers and trustees as a group (9 persons)	3,498,914	(11)	7.1%

* Represents less than 1% of our common shares outstanding

(1)
The number of common shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The numbers of common shares held by the shareholders who filed statements on Schedule 13G/A as described in other footnotes to this table are current as of the date of the filing of their Schedules 13G/A. The number of common shares held by our trustees and executive officers, and all of the percentages shown in this table, are calculated as of March 10, 2025 based on 48,982,501 common shares outstanding. The amount shown includes the total number of common shares issuable upon redemption of long-term incentive plan ("LTIP") units.

(2)
The total number of common shares outstanding used in calculating the percentage ownership of each person assumes that all LTIP units held by such person are redeemed on a one-for-one basis for common shares and that none of the LTIP units held by other persons are redeemed.

(3)	The number of common shares in the table above and the information in this footnote are based on a statement on Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. a Pennsylvania corporation (“Vanguard”), and affiliates reporting ownership of these shares as of December 29, 2023. Vanguard has sole voting power over no common shares, shared voting power over 32,019 common shares, sole dispositive power over 5,685,258 common shares, and shared dispositive power over 75,820 common shares. Vanguard has its principal business office at: 100 Vanguard Blvd., Malvern, PA 19355.
(4)	The number of common shares in the table above and the information in this footnote are based on a statement on Schedule 13G/A filed with the SEC on February 7, 2025 by BlackRock, Inc., a Delaware corporation (“BlackRock”), and affiliates reporting ownership of these common shares as of January 31, 2025. BlackRock has sole voting power over 4,329,440 common shares, shared voting power over no common shares, sole dispositive power over 4,587,357 common shares, and shared dispositive power over no common shares. BlackRock has its principal business office at: 50 Hudson Yards, New York, New York 10001.
(5)	The number of common shares in the table above and the information in this footnote are based on a statement on Schedule 13G/A filed with the SEC on February 13, 2025 by Donald Smith & Co., Inc., a New York corporation (“Donald Smith”), and affiliates reporting ownership of these common shares as of December 31, 2024. Donald Smith has sole voting power over 4,177,993 common shares, shared voting power over 4,217,172 common shares, sole dispositive power over 4,458,500 common shares, and shared dispositive power over 4,497,679 common shares. Donald Smith has its principal business office at: 152 West 57th Street, 29th Floor, New York, New York 10019.
(6)	The number of common shares in the table above and the information in this footnote are based on a statement on Schedule 13G/A filed with the SEC on November 12, 2024 by Fuller & Thaler Asset Management, Inc., a California corporation (“Fuller & Thaler”), and affiliates reporting ownership of these common shares as of September 30, 2024. Fuller & Thaler has sole voting power over 2,677,095 common shares, shared voting power over no common shares, sole dispositive power over 2,720,968 common shares, and shared dispositive power over no common shares. Fuller & Thaler has its principal business office at: 411 Borel Avenue, Ste 300, San Mateo, CA 94402.
(7)	This amount includes 100 common shares owned by Jeffrey Fisher Marital Trust and 235,788 shares in a grantor retained annuity trust. Mr. Fisher disclaims beneficial ownership of all of those shares. The number of common shares includes 1,429,077 LTIP units.
(8)	The number of common shares includes 597,174 LTIP units.
(9)	The number of common shares includes 302,850 LTIP units.
(10)	Mr. Brewer's 48,734 common shares are owned under the name of the Edwin Boyd Brewer, Jr. & Diana D. Brewer TRS FBO Billy & Diana Brewer Living Trust UA 11/01/2017.
(11)	The number of common shares includes 2,329,101 LTIP units.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The following section describes the objectives and features of our executive compensation program for our named executive officers ("NEOs"). For 2024, our NEOs and their titles were as follows:

Executive	Title
Jeffrey H. Fisher	Chairman, President & Chief Executive Officer
Dennis M. Craven	Executive Vice President & Chief Operating Officer
Jeremy Wegner	Senior Vice President & Chief Financial Officer

2024 Business Highlights

•Produced RevPAR growth of 3%, exceeding industry RevPAR growth by 56%
•Generated GOP margins of 43 percent, minimizing the year-over-year margin decline to 70 basis points
•Sold or under contract to sell six hotels averaging 24 years of age and RevPAR of $98 for net proceeds of $101 million at a pro forma capitalization rate of approximately 6 percent, including foregone capital improvements
•Repaid $297 million of debt of maturing debt
•Reduced net debt by $29 million in 2024 after reducing net debt by $26 million in 2023
•Lowered overall leverage ratio from 25 percent to 23 percent
•Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) for the third time, increasing its overall score from 82 to 83
•Earned four of five GRESB Stars and awarded GRESB's "Green Star"
•Ranked 24th out of 108 listed companies in the Americas, and 2nd in Chatham's peer group

2024 Compensation Highlights

•    Rebalanced our Executive Compensation Peer Group to balance our most direct lodging/resort peers in addition to select size-based peers that are closer in size
•    Despite our rebalancing, we continued to review our peer group benchmarking results on a size-adjusted basis and utilizing discounted data to evaluate our compensation elements and levels given our size
•    No Increases to our NEOs target compensation levels including:
•    No increases to our NEOs base salaries for 2024 (base salary levels were last increased for 2022)
•    No increases to our NEOs cash bonus opportunities
•    No increase to the target value of our year-end 2024 equity awards (granted in 2025), with no increases to target opportunities since 2022
•    Continued to utilize a formulaic balanced scorecard for our annual cash bonus program, with the majority tied to objective criteria
•    Majority of our NEOs’ compensation opportunity is delivered in the form of equity
•    Majority of our equity awards (60%) are tied to rigorous relative TSR performance hurdles that targets above median performance and reduces payouts to the extent that our absolute TSR performance is negative
•    Performance-based awards earned below target
•    Our most recently completed performance-based award was earned 36.1% below target

While time-based LTIP units, whether vested or not, receive distributions equivalent to common stock dividends performance-based LTIP units receive a partial 10% tax-related distribution until the performance period ends and then a 90% catch-up on any earned award amount.

Key Features of Our Executive Compensation Program

Our executive compensation program is designed to (i) attract and retain executives capable of managing our hotel operations and assets, (ii) motivate management to successfully execute our business plan, and (iii) align management’s interests with its shareholders. We believe our compensation program demonstrates a strong pay-for-performance alignment, including:

•Pay-for-Performance Alignment – Our incentive programs are based on challenging goals and are subject to meaningful changes in payout levels depending on our annual and long-term performance results. Since 2015, our CEO’s annual cash incentives have paid out between 80% to 142% of target and is aligned with our short-term performance. Since 2015, our performance-based long-term incentives have been earned between 0% and 135% of target shares/units granted and is directly tied to our three-year TSR performance (both on an absolute and relative basis).

•Significant Alignment with Shareholders – Most of the compensation paid to our executives is in the form of equity awards (including approximately 60% of our CEO’s target compensation) resulting in the majority of executive pay tied to the Company’s long-term TSR performance. Additionally, 60% of the equity awards are in the form of performance-based equity that may be forfeited if certain goals are not satisfied.

•Commitment to Strong Governance – We are committed to maintaining strong governance features that effectively provide risk oversight of our compensation structure including:

•Share ownership requirements, including 6x base salary for our CEO
•Robust insider trading policy
•Anti-hedging and anti-pledging policies
•Majority of equity granted is in performance-based awards
•Caps on annual cash awards and equity award payouts
•Equity award payouts reduced if TSR is negative over the performance period
•Multiple performance factors tied to our overall business strategy
•Range of payouts (not all-or-nothing)
•Double-trigger requirement for vesting of equity awards
•Clawback policy for executive officers

•Calibrate Pay Relative to Our Size – We compete primarily with companies that own and invest in hotel properties in terms of talent, investment dollars and strategic business opportunities. Most of these companies are larger than us but reflect our most direct competitors. To recognize this fact, we use peer group data to understand incentive plan structures at comparable organizations. We also use this competitor set to understand the cost of talent, while recognizing that our pay needs to be calibrated relative to our size. Accordingly, peer group benchmarking results are size-adjusted and significantly discounted relative to the absolute dollar amounts paid to our competitors, and those reduced amounts are used to evaluate our compensation elements and levels.

Best Practices

Our compensation program for 2024 continues to incorporate best practices:

What We Do	What We Don't Do
✓ Maintain a short-term incentive program that is performance oriented and based on three Company performance metrics and individual performance objectives	X No guaranteed minimum short-term incentive or long-term incentive payouts or annual salary increases

✓ Use total stockholder return (“TSR”) as the sole performance metric for our performance share units that are tied to multi-year performance	X No tax gross-ups upon a change in control

✓ Tie a majority of equity awards to performance-based awards	X No pledging or hedging activities permitted by our executives and trustees

✓ Limit the maximum payments on annual cash and equity awards.	X No plan design features that encourage excessive or imprudent risk taking

✓ Maintain meaningful executive and independent trustee stock ownership policy:	X No dividends on unearned performance stock units

• 6x for our Chief Executive Officer	X No grants of stock options

• 3x for COO; 2x for CFO	X No supplemental executive retirement plans

• 4x annual retainer for independent trustees	X No grants of one-time retention awards

✓ Engage an independent compensation consultant

✓ Conduct an annual peer group review to ensure total compensation is properly benchmarked

✓ Offer limited perquisites

✓ Maintain an incentive compensation clawback policy, allowing the Company to recover annual and/or long-term incentive compensation that complies with SEC requirements

✓ Annual advisory vote on executive compensation

✓ Compensation Committee comprised solely of independent trustees

✓ Executive severance policies require double trigger for change in control payments

Determining Compensation for Our Named Executive Officers

Role of the Compensation Committee
The Compensation Committee has primary responsibility for setting and approving (either as a committee or together with the Company’s other independent trustees as directed by the Board of Trustees) the compensation of our Chief Executive Officer and reviewing and approving the compensation for our other executive officers in a manner that is effective and consistent with our overall executive compensation strategy. As part of that responsibility, the Compensation Committee reviews on an individual basis the performance of our executive officers. As part of its process for reviewing the performance of our executive officers, the Compensation Committee has considered the recommendations of a compensation consultant engaged by the Compensation Committee. The Compensation Committee also makes recommendations to the Board of Trustees with respect to the Company’s incentive compensation plans and equity-based plans and performs the administrative functions assigned to it under such plans.
The Compensation Committee also reviews and approves annually the compensation of our independent trustees. In setting independent trustee compensation, the Board of Trustees generally considers the compensation practices and levels for trustees paid by our peer group and by other lodging REITs, as well as the expected time commitment from the independent trustees in such year.
Role of the Chief Executive Officer
Our Chief Executive Officer plays a role in setting compensation for our other executive officers by providing the Compensation Committee with an evaluation of their performance, together with recommendations for their compensation. Although Mr. Fisher was involved in the compensation setting process, the Compensation Committee held discussions outside the presence of Mr. Fisher, which allowed the Compensation Committee to independently discuss any and all recommendations as it determined final compensation amounts for our NEOs.
Role of the Compensation Consultant

For 2022, 2023 and 2024, the Compensation Committee engaged an independent compensation consultant, Ferguson Partners Consulting L.P. (the “Compensation Consultant”), to assist the Compensation Committee in evaluating the compensation program, determining appropriate pay levels, providing market-based compensation data, and advising on industry trends and best practices. The Compensation Committee has determined that the Compensation Consultant meets the criteria for an independent consultant in accordance with SEC guidelines for such services.

Peer Group Data

Historically, the Company’s peer group has included all lodging/resort REITs excluding large- and micro-cap REITs. Due to continued consolidation in the sector over the past few years, our peer group selection criteria was expanded to include select REITs that are similarly sized (e.g., 0.5x to 2.0x Chatham’s size in terms of total capitalization) in other asset classes, with consideration given to geographic competitors for talent.

Based on this expanded selection criteria, CTO Realty Growth Inc. and Sila Realty Trust, Inc. (a recent IPO), two similarly-sized REITs headquartered in Florida, were added to the Peer Group in 2024. While the addition of these companies and the removal of Ashford, Inc., which delisted in 2024, helped to rebalance our peer group in terms of size, our equity market capitalization continues to be on the lower end and accordingly, we continued to utilize size-adjusted benchmarking data to ensure the pay levels are appropriately calibrated relative to our size by reducing absolute peer compensation.

The companies comprising our peer group for 2024 are:

Executive Compensation Peer Group

Ticker Symbol
Apple Hospitality REIT, Inc.	APLE
CTO Realty Growth, Inc.	CTO
DiamondRock Hospitality Company	DRH
Park Hotels & Resorts, Inc.	PK
Pebblebrook Hotel Trust	PEB
RLJ Lodging Trust	RLJ
Ryman Hospitality Properties, Inc.	RHP
Sila Realty Trust, Inc.	SILA
Summit Hotel Properties, Inc.	INN
Sunstone Hotel Investors, Inc.	SHO
Xenia Hotels & Resorts, Inc.	XHR

Elements of Executive Compensation and Key Factors in Setting Pay

Our compensation program for our NEOs consists of four key elements:

•Cash compensation, in the form of base salaries and annual cash bonus awards;
•Long-term incentives, in the form of time-based and performance-based restricted common share and LTIP unit awards;
•Health and welfare benefits; and
•Severance arrangements under the executives’ employment agreements.

Historically, the Compensation Committee reviews executive officer compensation at the beginning of each calendar year to set base salaries and establish budgeted amounts for total compensation. The Committee reconvenes at year-end to review the actual performance of our company and executive officers, at which time it typically makes determinations with respect to annual cash bonuses and long-term equity incentive compensation in the form of time-based and performance-based restricted common shares and/or LTIP units. Awards under our Equity Incentive Plan are granted to provide performance and retention incentives to these individuals based on factors such as the desire to retain such officers’ services over the long-term, aligning such officers’ interest with those of our shareholders, incentivizing such officers over the near-, medium- and long-term, and rewarding such officers for exceptional performance. In addition, the Compensation Committee may determine to make awards to new executive officers to help attract them to the Company.

As part of its annual review of the compensation paid to our executive officers, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including, but not limited to:

•the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance;
•the executive’s performance with respect to specified individual goals;
•the experience level of the executive in his or her current position, unique skills, and future potential;
•internal pay equity;
•the compensation levels of competitive jobs within our peer group (further explained below);

•our financial performance and financial condition;
•the execution of our business strategies; and
•the impact of compensation determinations on our fiscal budgets.

These factors described above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon the compensation element, market conditions, corporate priorities and individual circumstances.

Elements of Named Executive Officer Compensation

Annual base salary

Base salary is designed to compensate our NEOs throughout each year with a fixed component of compensation reflecting the executive’s experience, role, and responsibilities. Generally, our executives only receive periodic base salary adjustments, consistent with market practices. The Compensation Committee, in consultant with the Compensation Consultant, recommended and the full Board approved no changes to annual base salaries for 2024, resulting in base salaries as follows:

		Increases from 2023
	2024 Base Salary	Amount	Percentage
Fisher	$650,000	$—	—%
Craven	$425,000	$—	—%
Wegner	$325,000	$—	—%

Additionally, the Compensation Committee did not increase base salaries for 2024 (the third year of no changes) and will not consider any increase until its annual review of pay levels for 2025. According to the Compensation Consultant, our NEOs’ base salaries continue to be below the median of the size-adjusted peer group (and below the 25th percentile of our peer group prior to the discount).

Annual cash bonus

For 2024, the Compensation Committee and the Board approved an annual cash bonus program that continued to utilize a formulaic approach with 60% tied to objective, financial and operational metrics and the remaining 40% based on an assessment of both Company performance and individual performance, based on goals established at the beginning of each year and utilizing the following methodology:

Annual Cash Bonus Opportunities

Consistent with prior years, Threshold, Target, and Maximum payouts vary for each NEO as a percentage of salary, are presented below:

	Fisher	Craven	Wegner
Threshold	100%	75%	50%
Target	175%	125%	100%
Maximum	250%	175%	150%

In 2024, the Compensation Committee recommended, and the Board approved, a change to the 60% portion of the annual cash bonus based on financial metrics used for calculating by replacing RevPAR growth with Room Revenue while continuing to use Gross Operating Profit in addition to the historical AFFO per share metric.

Company Performance Scorecard

The following table shows the metrics and weightings of the 2024 annual cash bonus program for the executive officers:

Performance Criteria	Weighting	Threshold	Target	Maximum	Calculated
Room Revenue	20%	$285.70	$289.60	$293.50	$288.60
Gross Operating Profit	20%	$127.70	$131.70	$135.70	$133.60
Adjusted FFO per Share	20%	$0.93	$1.01	$1.08	$1.09
Discretionary	20%	1	3	5	2.5
Individual Performance	20%	1	3	5	Varies per individual

Calculated amounts are based on actual results adjusted for the impact of unbudgeted key strategic items (e.g. acquisitions and/or sales of hotels, refinancing transactions, etc.) that were not included in the original targets for 2024.

Discretionary Performance Assessment

In assessing Company performance, the Committee reviewed the following performance factors in addition to the performance achievements above. Although the Company achieved significant operational achievements in 2024, including industry-leading RevPAR growth, in consideration of the Company’s stock price performance, the Compensation Committee determined to award a below target score of 2.5 out of 5.

Performance Factor	Review of 2024 Performance
Operational Achievements
• Produced RevPAR growth of 2.8%, exceeding industry RevPAR growth of 1.8% by approximately 56%
• Generated GOP margins of 42.7%, exceeding targeted margins of 42%
• Generated pro forma GOP of $133.6 million vs. target of $131.7 million, due to margin outperformance
• Produced pro forma Adjusted FFO per share of $1.09, exceeding target of $1.01
• Asset oversight produced tighter expense controls

Balance Sheet Management
• Repaid approximately $297 million of maturing debt using asset sales, available liquidity and new debt issuance
• Successfully issued approximately $60 million of fixed-rate CMBS debt
• Reduced overall leverage ratio from 25% at January 1, 2024 to 23% at December 31, 2024 (lowest level in a decade)
• Reduced net debt by $29 million in 2024, after reducing new debt by $26 million in 2023

ESG/Governance Performance Factors
• Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) for the third and increased overall score from 82 to 83
• Chatham earned four of five GRESB Stars
• Chatham’s exemplary results ranked 24 out of 108 listed companies in the Americas region (78th percentile in 2024 vs. 73rd percentile in 2023), and 2nd out of 6 in its peer group
• Chatham was awarded GRESB’s “Green Star” for achieving a score higher than 50% of the points allocated to the Management and Performance components

Key Corporate Initiatives/Metrics	• Sold three hotels with an average age of 25 years for an aggregate of $47 million ($63 million including near-term foregone renovations) at an approximate 5% capitalization rate • Acquired the 148-room Home2 Suites Phoenix Downtown for $43 million.

Individual Performance Assessment

For 2024, the Compensation Committee considered the achievement of individual goals established in early 2024. Each NEO has individual goals that were designed to be specific, measurable, relevant and time bound. These goals were set forth to enhance the execution of the Company’s strategic efforts in 2024 and each goal was given a weighting that took into consideration the significance of the goals. Based on a review of individual performance, each NEO received a score above target but less than maximum ranging from 4.1 to 4.38.

2024 Cash Bonus Payouts

The following table shows the threshold, target and maximum incentive cash bonus opportunities that were available to each executive officer for 2024 as a percentage of their base salary, as well as the actual bonus earned and the actual bonus as a percentage of target for the year ended December 31, 2024. Whether any of the threshold, target or maximum bonus levels were attained was determined by the Compensation Committee based on achievement of the criteria described above.

2024 Annual Cash Bonus Payout Levels

Executive	Threshold	Target	Maximum	Actual	Payout
Jeffrey H. Fisher	100%	175%	250%	113%	$1,285,928
Dennis M. Craven	75%	125%	175%	112%	$597,543
Jeremy Wegner	50%	100%	150%	117%	$317,052

Annual equity awards

We have provided restricted share and LTIP unit awards pursuant to our Equity Incentive Plan in the past (see “Share and LTIP Unit Awards”). Time-based equity awards are designed to foster equity ownership by our NEOs in the Company and to align their interests with the long-term interests of our shareholders while also attracting and retaining key talent. Performance-based equity awards are tied to the performance of the Company and are designed to provide these key executives, who are primarily responsible for our growth and operations, with incentives to focus on achieving long-term goals and enhancing shareholder value. Payouts at performance levels in between the hurdles will be calculated by straight-line interpolation. As described below under "--LTIP Units", only Class A Performance LTIP units are used for performance-based equity awards.

2024 Awards (Granted in 2025)

With respect to the 2024 compensation packages of the NEOs, the Compensation Committee, after consultation with the Compensation Consultant, recommended awarding the NEOs with a balanced equity compensation grant with (1) 40% of the award in the form of time-based LTIP units that will vest ratably over a three-year period and (2) 60% of the award in the form of performance-based LTIP units that may vest based on relative TSR performance versus the Lodging/Resort REIT constituents of the FTSE Nareit All REITs Index for the three-year period beginning on March 1, 2025 and ending on February 28, 2028. The 2024 Performance-Based LTIP Unit Awards, if earned, will vest at between 50% and 200% of target value as follows:

	Relative TSR Hurdles (Percentile)	Payout Percentage
Threshold	25th	50%
Target	55th	100%
Maximum	80th	200%

Additionally, if our Company’s absolute TSR performance is negative over the performance period, to the extent our relative TSR performance exceeds target, the number of performance-based LTIP units that vest shall be reduced by 25 percentage points.

TSR will be calculated to include share price appreciation plus dividends (and assumes the reinvestment of dividends). The initial share price used for calculating the Company’s TSR for the 2024 grant is $8.08, which was the closing price of our common shares the day prior to the grant date.

Based upon the Compensation Consultant’s recommendations, which were based on the Company's overall performance in 2024, the Compensation Committee approved 2024 LTIP Unit Awards (i.e., time-based and performance-based) with grant date values for Messrs. Fisher, Craven and Wegner of $2,650,000, $1,300,000 and $800,000, respectively. These amounts represent no increase from the 2023 awards (granted in 2024).
The following table sets forth the value of LTIP units that, based upon the Compensation Consultant's recommendations and approved by the Compensation Committee, were granted to each NEO under the 2024 LTIP Unit Awards. The number of 2024 Time-Based LTIP Unit Awards and target number of Performance-Based LTIP Unit Awards issued to each NEO were based on the grant date value shown below divided by $8.08, the closing price of our common shares on the NYSE on February 28, 2025, the day prior to the grant date:

Name	Number of Time-Based LTIP Unit Awards	Grant Date Value of Time-Based LTIP Unit Awards(1)	Target Number of Performance-Based LTIP Unit Awards	Grant Date Value of Performance-Based LTIP Unit Awards(1)	Total Grant Date Value of All LTIP Unit Awards(1)
Jeffrey H. Fisher	131,190	$1,060,000	196,783	$1,590,000	$2,650,000
Dennis M. Craven	64,359	$520,000	96,535	$780,000	$1,300,000
Jeremy Wegner	39,606	$320,000	59,406	$480,000	$800,000
(1) Estimated grant date value is based on $8.08, which was the closing price of our common shares on February 28, 2025.

The Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, including the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance.

2023 Awards (Granted in 2024)

With respect to the 2023 compensation packages of the NEOs, the Compensation Committee, after consultation with the Compensation Consultant, recommended awarding the NEOs with a balanced equity compensation grant with (1) 40% of the award in the form of time-based LTIP units that will vest ratably over a three-year period and (2) 60% of the award in the form of performance-based LTIP units that may vest based on relative TSR performance for the three-year period beginning on March 1, 2024 and ending on February 28, 2027. The 2023 Performance-Based LTIP Unit Awards, if earned, will vest at between 50% and 200% of target value as follows:

	Relative TSR Hurdles (Percentile)	Payout Percentage
Threshold	25th	50%
Target	55th	100%
Maximum	80th	200%

TSR will be calculated to include share price appreciation plus dividends (and assumes the reinvestment of dividends). The initial share price used for calculating the Company’s TSR for the 2023 grant is $10.20, which was the closing price of our common shares the day prior to the grant date.
Based upon the Compensation Consultant’s recommendations, which were based on the Company's overall performance in 2023, the Compensation Committee approved 2023 LTIP Unit Awards (i.e., time-based and performance-based) with grant date values for Messrs. Fisher, Craven and Wegner of $2,650,000, $1,300,000 and $800,000, respectively. These amounts represent no increase from the 2022 awards (granted in 2023).

The following table sets forth the value of LTIP units that, based upon the Compensation Consultant's recommendations and approved by the Compensation Committee, were granted to each NEO under the 2023 LTIP Unit Awards. The number of 2023 Time-Based LTIP Unit Awards and target number of Performance-Based LTIP Unit Awards issued to each NEO were based on the grant date value shown below divided by $10.20, the closing price of our common shares on the NYSE on February 29, 2024, the day prior to the grant date:

Name	Number of Time-Based LTIP Unit Awards	Grant Date Value of Time-Based LTIP Unit Awards(1)	Target Number of Performance-Based LTIP Unit Awards	Grant Date Value of Performance-Based LTIP Unit Awards(1)	Total Grant Date Value of All LTIP Unit Awards(1)
Jeffrey H. Fisher	103,923	$1,060,000	155,883	$1,590,000	$2,650,000
Dennis M. Craven	50,982	$520,000	76,471	$780,000	$1,300,000
Jeremy Wegner	31,374	$320,000	47,059	$480,000	$800,000
(1) Estimated grant date value is based on $10.20, which was the closing price of our common shares on February 29, 2024.

The Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, including the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance

2022 Awards (Granted in 2023)

With respect to the 2022 compensation packages of the NEOs, the Compensation Committee, after consultation with the Compensation Consultant, recommended awarding the NEOs with a balanced equity compensation grant with (1) 40% of the award in the form of time-based LTIP units that will vest ratably over a three-year period and (2) 60% of the award in the form of performance-based LTIP units that may vest based on relative TSR performance for the three-year period beginning on March 1, 2023 and ending on February 28, 2026. The 2022 Performance-Based LTIP Unit Awards, if earned, will vest at between 50% and 200% of target value as follows:

	Relative TSR Hurdles (Percentile)	Payout Percentage
Threshold	25th	50%
Target	55th	100%
Maximum	80th	200%

TSR will be calculated to include share price appreciation plus dividends (and assumes the reinvestment of dividends). The initial share price used for calculating the Company’s TSR for the 2022 grant is $12.21, which was the closing price of our common shares the day prior to the grant date.
Based upon the Compensation Consultant’s recommendations, which were based on the Company's overall performance in 2022, the Compensation Committee approved 2022 LTIP Unit Awards (i.e., time-based and performance-based) with grant date values for Messrs. Fisher, Craven and Wegner of $2,650,000, $1,300,000 and $800,000, respectively. These amounts represent no increase from the 2021 awards (granted in 2022).
The following table sets forth the value of LTIP units that, based upon the Compensation Consultant's recommendations and approved by the Compensation Committee, were granted to each NEO under the 2022 LTIP Unit Awards. The number of 2022 Time-Based LTIP Unit Awards and target number of Performance-Based LTIP Unit Awards issued to each NEO were based on the grant date value shown below divided by $12.21, the closing price of our common shares on the NYSE on February 28, 2023, the day prior to the grant date:

Name	Number of Time-Based LTIP Unit Awards	Grant Date Value of Time-Based LTIP Unit Awards(1)	Target Number of Performance-Based LTIP Unit Awards	Grant Date Value of Performance-Based LTIP Unit Awards(1)	Total Grant Date Value of All LTIP Unit Awards(1)
Jeffrey H. Fisher	86,814	$1,060,000	130,221	$1,590,000	$2,650,000
Dennis M. Craven	42,588	$520,000	63,882	$780,000	$1,300,000
Jeremy Wegner	26,208	$320,000	39,312	$480,000	$800,000
(1) Estimated grant date value is based on $12.21, which was the closing price of our common shares on February 28, 2023.

The Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, including the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance.

Status of Outstanding Performance-Based Equity Awards

Our executive compensation program includes performance-based shares or LTIP units in an effort to align the interests of our executive officers with those of our shareholders and to provide incentives for our executive officers to achieve both short-term and long-term business objectives. The Company’s long-term equity incentive plan is designed to correlate the incentives of our executive officers with total shareholder returns.

Our executive officers’ actual long-term equity compensation earned over the relevant performance periods is dependent on the actual performance achieved for each multi-year performance award and may be substantially different from the values reflected in the Company’s summary compensation table. The following table shows the status of the performance-based awards granted for 2015 through 2024 and demonstrates our pay-for-performance alignment:

Program	Performance Period	Performance Metric	Current Status(1)
2023 Award	March 2024 – February 2027	Relative TSR vs. Nareit Lodging/Resort REITs(2)	Tracking to earn between Threshold and Target
2022 Award	March 2023 – February 2026	Relative TSR vs. Dow Jones U.S. Hotel & Lodging REIT(2)	Tracking to earn between Threshold and Target
2021 Award	March 2022 – February 2025	Relative TSR vs. Dow Jones U.S. Hotel & Lodging REIT Index	Completed - 63.9% of Target earned
2020 Award	March 2021 – February 2024	Relative TSR vs. Dow Jones U.S. Hotel & Lodging REIT	Completed - 85.7% of Target earned
2019 Award	March 2020 – February 2023	Relative TSR vs. Dow Jones U.S. Hotel & Lodging REIT Index	Completed - 120% of Target earned
2018 Award	March 2019 – February 2022	Relative TSR vs. SNL U.S. REIT Hotel Index	Completed - 100% of Target earned
2017 Award	March 2018 – February 2021	Relative TSR vs. SNL U.S. REIT Hotel Index	Completed - 87.5% of Target earned
2016 Award	March 2017 – February 2020	Relative TSR vs. SNL U.S. REIT Hotel Index	Completed - 130% of Target earned
2015 Award	January 2016 – January 2019	Absolute TSR	Completed - 100% earned
2015 Outperformance Plan	June 2015 – June 2018	Absolute and Relative TSR	Completed - 0% earned

(1) As of March 10, 2025 or as of actual settlement date.
(2) This award is also subject to an Absolute TSR performance modifier.
(3) . The SNL U.S. REIT Hotel Index was discontinued in 2021 and replaced with the Dow Jones U..S. Hotel & Lodging REIT Index
The historical results of the performance-based awards program have demonstrated the goal to align the interests of the Company’s management with that of shareholders. Performance-based equity awards earned are dependent on relative performance measures. The following table illustrates the value of the performance-based awards granted, earned or forfeited for all performance-based awards granted since 2012 for which the applicable measurement period has ended (as of December 31, 2024) for each NEO. Cumulative performance-based equity compensation earned for the NEOs was approximately 80% of the grant date target value; NEOs have forfeited 20% of the grant date target value of all performance-based awards granted since 2012. Performance-based equity awards granted for 2023 and 2024 have not yet been earned as the measurement periods for those grants have not concluded and awards may be earned in the future. The value of the grant date target value of forfeited LTIPs below includes LTIP units granted as part of the 2015 Outperformance Plan of which no thresholds were met and thus all units were forfeited. Because each NEO can earn more or less than target amounts granted, the total granted will not be equal to the value earned and the value forfeited.

Name	Value of Potential Performance LTIPs Granted	Value of Target Performance LTIPs Earned	Value of Target Performance LTIPs Forfeited	Percentage Forfeited
Jeffrey H. Fisher	$10,240,500	$8,617,107	$2,304,753	21%
Dennis M. Craven	$4,668,750	$3,815,824	$1,161,926	23%
Jeremy Wegner	$1,510,750	$1,564,057	$86,895	5%
Totals:	$16,420,000	$13,996,988	$3,553,574	20%

LTIP Units

LTIP units are a special class of partnership interests in Chatham Lodging, L.P. (“our operating partnership”). The vesting period for any LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same monthly per-unit profit distributions as common units of our operating partnership, which profit distribution will generally equal per - our restricted share awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with common units of our operating partnership with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of common unit. Upon equalization of the capital accounts of the holders of LTIP units with the holders of common units, the LTIP units will achieve full parity with common units of our operating partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of common units at any time, and thereafter enjoy all the rights of common units, including exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that an executive officer will realize for a given number of vested LTIP units will be less than the value of an equal number of our common shares.

Class A Performance LTIP units are a specific class of LTIP units used for performance-based incentive plans and these Class A Performance LTIP Units have different rights. The vesting period for any Class A Performance LTIP units will be determined at the time of issuance. Vested Class A Performance LTIP units enjoy all the rights of vested LTIP units, including with respect to distributions and conversions. Prior to vesting, the NEOs will (i) not be entitled to vote the Class A Performance LTIP units and (ii) will be paid an amount that is 10% of distributions made on the common units of our operating partnership as and when our operating partnership makes such distributions. To the extent any of the Class A Performance LTIP units become vested, our operating partnership will pay to the NEO owning such vested units a special distribution on the date of vesting in an amount equal to (x) the aggregate amount of distributions that would have been received on such vested Class A Performance LTIP unit had the limitation described in (ii) above not applied, minus (y) the aggregate amount of distributions previously received pursuant to (ii) above on all Class A Performance LTIP units that were issued to the NEO on the date thereof, including any Class A Performance LTIP units that did not vest as of the date thereof. Other than the distributions described above, no cash amount will be paid with respect to any of the Class A Performance LTIP units that do not become vested.
Retirement savings opportunities
We have established and plan to maintain a retirement savings plan under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All eligible employees are able to participate in our 401(k) Retirement Savings Plan (or 401(k) Plan), which allows such employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Our 401(k) Plan is intended to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. We match employees’ annual contributions, within prescribed limits, dollar for dollar up to 3% of each employee’s compensation contributed and 50% of each employee’s contributions above such 3% threshold, up to 5% of such employee’s compensation. The employee matching contributions vest immediately to the employee.
Health and welfare benefits
We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and trustees and are available to all full-time employees.
Post-termination pay
As described more fully under “Employment Arrangements” and “Potential Payments upon Termination or Change in Control” below, we have entered into employment agreements with each of our NEOs that provide these officers with compensation if they are terminated without “cause,” they leave the Company with “good reason” (each as defined in the applicable employment agreement) or their employment terminates in certain circumstances following a change in control. We believe these common protections promote our ability to attract and retain management and assure us that our NEOs will continue to be dedicated and available to provide objective advice and counsel notwithstanding the possibility, threat or occurrence of a change in their circumstances or in the control of the Company.

Clawback policy
The Board of Trustees has adopted a compensation clawback policy on recovery of incentive compensation, in accordance with Rule 10D-1 of the Exchange Act (“Rule 10D-1”) and the NYSE listing standards. The Clawback Policy applies to current and former executive officers of the Company as defined in Rule 10D-1 and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its former and current executive officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise cause or contributed to the requirement for a restatement.
Share ownership requirements

Our share ownership requirements require our executive officers to maintain a minimum equity ownership in our Company based on a multiple of his or her then current base salary. Within five years of initial election or appointment, executive officers must own an amount of the Company’s common shares or LTIP units as follows:

•CEO: six times the base salary as approved by the Board of Trustees in the year the CEO was initially elected or appointed
•COO: three times the base salary of the COO as approved by the Board of Trustees in the year the COO was initially elected or appointed
•CFO: two times the annual salary of the CFO as approved by the Board of Trustees in the year the CFO was initially elected or appointed

Compliance with the requirements will be re-calculated for the CEO and the executive officers when such officer’s base salary is increased. In addition, the requirements will be re-calculated as of the first trading day of each calendar year, using each executive officers’ base salary then in effect.

In addition, we maintain share ownership guidelines for our non-management trustees that require a minimum equity ownership in our Company based on a multiple of the annual cash retainer. Each non-management trustee must own, within five years of his or her initial election or appointment to the Board of Trustees, an amount of the Company’s common shares or LTIP units having a value equal to four times the annual retainer of the non-management trustee’s compensation approved by the Board of Trustees in the year the trustee was initially elected or appointed. Compliance with these ownership requirements will be re-calculated as of the first trading day of each calendar year using each non-management trustee’s annual cash retainer then in effect. The requirement for non-management trustees is four times the annual retainer.

All share ownership requirements for both executive officers and trustees were met as of the time of filing of this proxy statement.

Share Ownership Required

7
6
5
4
3
2
1
0
6x
3x
2x
4x
CEO
COO
CFO
Independent Trustees

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Robert Perlmutter (Chairman) Mary Beth Higgins

Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus	Share Awards(1)		Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total

Jeffrey H. Fisher	2024	$650,000	---	$2,905,668	(4)	$1,285,000	---	$418,294	$5,258,962
Chairman, President & Chief Executive Officer	2023	$650,000	---	$3,131,381	(5)	$1,118,530	---	$355,017	$5,254,928
	2022	$650,000	---	$3,099,049	(6)	$1,535,000	---	$108,818	$5,392,867

Dennis M. Craven	2024	$425,000	---	$1,425,432	(4)	$600,000	---	$204,941	$2,655,373
Executive Vice President & Chief Operating Officer	2023	$425,000	---	$1,536,149	(5)	$521,387	---	$166,869	$2,649,405
	2022	$425,000	---	$1,520,284	(6)	$708,000	---	$69,275	$2,722,559

Jeremy Wegner	2024	$325,000	---	$877,192	(4)	$380,000	---	$116,543	$1,698,735
Senior Vice President & Chief Financial Officer	2023	$325,000	---	$945,323	(5)	$317,052	---	$92,963	$1,680,338
	2022	$325,000	---	$935,578	(6)	$462,000	---	$48,050	$1,770,628

(1)	For information regarding the Company’s assumptions made in the valuation of time-based and performance-based LTIP units, see Note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Reflects grant date value of time-based and the target number of performance-based LTIP units or restricted common share awards to the NEOs and calculated in accordance with ASC Topic 718. The table below shows the dollar value of performance-based equity awards for each NEO assuming that (i) on the grant date of the awards the highest level of performance was probable, (ii) the maximum value of the awards would be earned and (iii) the value per common share upon maximum vesting is the closing price per common share on the NYSE on the date of grant. The values of the performance-based equity awards are dependent on the Company's performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

	Maximum Value of Performance-Based Equity Awards Assuming Highest Performance Level
Year	Fisher	Craven	Wegner
2024	$3,872,134	$1,899,540	$1,168,946
2023	$4,333,755	$2,125,993	$1,308,303
2022	$4,297,034	$2,107,975	$1,297,218

(2)	Beginning in 2017, upon the recommendation of the Compensation Committee, the Board adopted a formulaic cash bonus program tied to the achievement of corporate strategic performance goals, individual objectives and also a portion at the discretion of the Compensation Committee and the Board. Amounts for each year were awarded early in the following year.
(3)	Amounts reported in this column include distributions paid on unvested LTIP units and vested LTIP units and also life, health and dental premiums paid by the Company on behalf of the NEOs, and matching contributions to the 401(k) accounts. In 2022, Messrs. Fisher and Craven each received a matching contribution of $12,200 and Mr. Wegner received a matching contribution of $11,846. In 2023, Messrs. Fisher and Craven each received a matching contribution of $13,200 and Mr. Wegner received a matching contribution of $13,000. In 2024, Messrs. Fisher and Craven each received a matching contribution of $13,800 and Mr. Wegner received a matching contribution of $13,001. In 2022, Messrs. Fisher, Craven and Wegner received distributions on unvested and vested LTIP units in the amounts of $78,849, $35,676, and $14,805, respectively. In 2023, Messrs. Fisher, Craven and Wegner received distributions on unvested and vested LTIP units in the amounts of $335,017, $166,869, and $92,963, respectively. In 2024, Messrs. Fisher, Craven and Wegner received distributions on unvested and vested LTIP units in the amounts of $381,874, $168,521, and $80,922, respectively.
(4)	As part of our 2024 compensation, LTIP units were awarded to Messrs. Fisher, Craven, and Wegner with 40% of the award to be payable in time-based LTIP units and 60% of the award to be paid in the form of Class A Performance LTIP units. For the 2024 LTIP unit award grants, which were awarded in March 2025 and included in the table as 2024 compensation, Mr. Fisher was granted 131,190 time-based LTIP units, Mr. Craven was granted 64,359 time-based LTIP units, and Mr. Wegner was granted 39,606 time-based LTIP units. The 2022 LTIP unit awards also included performance-based LTIP units of 196,783 to Mr. Fisher, 96,535 to Mr. Craven, and 59,406 to Mr. Wegner.
(5)	As part of our 2023 compensation, LTIP units were awarded to Messrs. Fisher, Craven, and Wegner with 40% of the award to be payable in time-based LTIP units and 60% of the award to be paid in the form of Class A Performance LTIP units. For the 2023 LTIP unit award grants, which were awarded in March 2024 and included in the table as 2023 compensation, Mr. Fisher was granted 103,923 time-based LTIP units, Mr. Craven was granted 50,982 time-based LTIP units, and Mr. Wegner was granted 31,374 time-based LTIP units. The 2022 LTIP unit awards also included performance-based LTIP units of 155,883 to Mr. Fisher, 76,471 to Mr. Craven, and 47,059 to Mr. Wegner.
(6)	As part of our 2022 compensation, LTIP units were awarded to Messrs. Fisher, Craven, and Wegner with 40% of the award to be payable in time-based LTIP units and 60% of the award to be paid in the form of Class A Performance LTIP units. For the 2022 LTIP unit award grants, which were awarded in March 2023 and included in the table as 2022 compensation, Mr. Fisher was granted 86,814 time-based LTIP units, Mr. Craven was granted 42,588 time-based LTIP units, and Mr. Wegner was granted 26,208 time-based LTIP units. The 2021 LTIP unit awards also included performance-based LTIP units of 130,221 to Mr. Fisher, 63,882 to Mr. Craven, and 39,312 to Mr. Wegner.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted during 2024 to the NEOs. Each dollar amount indicated under “Grant Date Value” is the full value of each restricted LTIP unit award computed in accordance with ASC Topic 718, which, with respect to the value of time-based awards is based on the closing price per common share of the Company on the date prior to grant, and with respect to the value of performance-based restricted LTIP awards, is based on the probable outcome of the performance conditions as of the grant date of the award. All grants of plan-based awards set forth below have been issued pursuant to and from the Company’s Equity Incentive Plan.

			Estimated Future Payout Under Equity Incentive Plan Awards (# of LTIPs)(2)
Name	Grant Date	All Other Share Awards or Units(1)	Threshold(3)	Target(4)	Maximum(5)	Grant Date Fair Value
Jeffrey H. Fisher	March 1, 2024	103,923				$969,602(6)
	March 1, 2024		77,942	155,883	311,766	$1,936,067(7)
Dennis M. Craven	March 1, 2024	50,982				$475,662(6)
	March 1, 2024		38,236	76,471	152,942	$949,770(7)
Jeremy Wegner	March 1, 2024	31,374				$292,719(6)
	March 1, 2024		23,530	47,059	94,118	$584,473(7)

(1)	Reflects time-based restricted LTIP unit awards granted in 2024 as part of our 2023 compensation program based on a grant date value of $10.20, the closing price of our common shares on the NYSE on the day prior to the grant date. These restricted LTIP unit awards vest ratably over the first three anniversaries of the date of grant on March 1, 2025, 2026 and 2027.
(2)	Reflects performance-based restricted LTIP unit awards that may be earned based on the attainment of certain performance thresholds. See “Description of Vesting Provisions for Certain Performance-Based Equity Awards—2021 Class A Performance-Based LTIP Unit Awards” for a description of the vesting and performance conditions.
(3)	Represents the minimum number of performance-based LTIP units that would be earned in the event that performance meets the threshold level under the award. In the event the performance under these awards fail to meet or exceed the threshold level of performance required, none of the performance-based awards will be earned.
(4)	Represents the number of performance-based LTIP units that would be earned in the event that performance meets the target level under the award.
(5)	Represents the number of performance-based LTIP units that would be earned in the event that performance meets the maximum level under the award.
(6)	The grant date value for each time-based LTIP unit was $9.33, calculated in accordance with ASC Topic 718 using a Monte Carlo approach. Information regarding the assumptions used to value the time-based LTIP Unit Awards is provided in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed for the year ended December 31, 2024.
(7)	The grant date value for each performance-based LTIP unit was $12.42, calculated in accordance with ASC Topic 718 using a Monte Carlo approach. Information regarding the assumptions used to value the performance-based LTIP Unit Awards is provided in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed for the year ended December 31, 2024.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis (“CD&A”).” The terms of employment agreements that we have entered into with our executives and the acceleration of vesting of equity awards under certain circumstances are described below under “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards held by the NEOs as of December 31, 2024.

Name	Grant Date	Number of LTIP Units That Have Not Vested (#)		Market Value of LTIP Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (Unearned Performance-Based Shares or LTIP Units) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested (Unearned Performance-Based Shares or LTIP Units) ($) (1)
Jeffrey H. Fisher	March 1, 2022	25,697	(2)	$229,988	115,636	(3)	$1,034,942
	March 1, 2023	57,876	(4)	$517,990	130,221	(3)	$1,165,478
	March 1, 2024	103,923	(5)	$930,111	155,883	(3)	$1,395,153

Dennis M. Craven	March 1, 2022	12,606	(2)	$112,824	56,727	(3)	$507,707
	March 1, 2023	28,392	(4)	$254,108	63,882	(3)	$571,744
	March 1, 2024	50,982	(5)	$456,289	76,471	(3)	$684,415

Jeremy Wegner	March 1, 2022	7,758	(2)	$69,434	34,909	(3)	$312,436
	March 1, 2023	17,472	(4)	$156,374	39,312	(3)	$351,842
	March 1, 2024	31,374	(5)	$280,797	47,059	(3)	$421,178

(1)	For purposes of calculating the market value of restricted common shares or LTIP units that have not vested, the market value per restricted common share or LTIP unit is assumed to be $8.95, the closing sale price for our common shares on December 31, 2024.
(2)	This is the number of time-based LTIP units that have not vested from an initial award that vested or will vest ratably on March 1, 2023, 2024 and 2025.
(3)	This is the maximum number of performance-based LTIP units that may vest from this grant.
(4)	This is the number of time-based LTIP units that have not vested from an initial award that vested or will vest ratably on February 28, 2024, 2025 and 2026.
(5)	This is the number of time-based LTIP units that have not vested from an initial award that vested or will vest ratably on February 28, 2025, 2026 and 2027.

Option Exercises and Shares Vested Table
The following table summarizes vesting in 2024 of time-based and performance-based LTIP units previously granted to our NEOs. The Company has never granted option awards and has not granted restricted common shares to its NEOs since 2015. No restricted common shares vested in 2024.

	Share/Unit Awards
Name	Number of Shares / Units Acquired on Vesting (1) (#)	Value Realized on Vesting ($) (2)
Jeffrey H. Fisher	166,199	1,726,808

Dennis M. Craven	77,240	802,524

Jeremy Wegner	46,710	485,317

(1)	Amounts include vested performance-based LTIP units.
(2)	For purposes of calculating the market value of the vested performance-based LTIP units that have vested, the market value per vested performance-based LTIP unit is assumed to be the closing sales price per share of our common shares on the vesting date.
                                                                        Description of Vesting Provisions for Certain Performance-Based Equity Awards

2021 Performance-Based LTIP Unit Awards. The 2021 performance-based LTIP unit awards, issued on March 1, 2022, vested on February 28, 2025, but only to the extent that the performance goals were achieved and provided that the recipient remained employed by the Company through the vesting date. The participant's interest in the Class A Performance LTIP Units covered by the award shall vested based on the Company's relative TSR performance for the measurement period from March 1, 2022 to February 28, 2025. Relative performance was assessed against the companies in the Dow Jones U.S. Hotel & Lodging REIT Index. Each NEO earned 63.9% of the target value of the award based on relative TSR performance.

2022 Performance-Based LTIP Unit Awards. The 2022 performance-based LTIP unit awards, issued on March 1, 2023, will vest on February 28, 2026, but only to the extent that the performance goals are achieved and provided that the recipient remains employed by the Company through the vesting date. The participant's interest in the Class A Performance LTIP Units covered by the award shall vest, if at all, based on the Company's relative TSR performance for the measurement period from March 1, 2023 to February 28, 2026. Relative performance will be assessed against the companies in the Dow Jones U.S. Hotel & Lodging REIT Index. Each NEO may earn between 50% and 200% of the target value of the award based on the attainment of relative TSR hurdles established as the minimum level (25th percentile), target level (55th percentile) or maximum level (80th percentile). Awards for performance in-between these levels will be calculated by straight-line interpolation. These awards are subject to the Absolute TSR Modifier in the event of the Company's TSR being negative.

2023 Performance-Based LTIP Unit Awards. The 2023 performance-based LTIP unit awards, issued on March 1, 2024, will vest on February 28, 2027, but only to the extent that the performance goals are achieved and provided that the recipient remains employed by the Company through the vesting date. The participant's interest in the Class A Performance LTIP Units covered by the award shall vest, if at all, based on the Company's relative TSR performance for the measurement period from March 1, 2024 to February 28, 2027. Relative performance will be assessed against the companies in the NAREIT Index. Each NEO may earn between 50% and 200% of the target value of the award based on the attainment of relative TSR hurdles established as the minimum level (25th percentile), target level (55th percentile) or maximum level (80th percentile). Awards for performance in-between these levels will be calculated by straight-line interpolation. These awards are subject to the Absolute TSR Modifier in the event of the Company's TSR being negative.

2024 Performance-Based LTIP Unit Awards. The 2024 performance-based LTIP unit awards, issued on March 1, 2025, will vest on February 28, 2028, but only to the extent that the performance goals are achieved and provided that the recipient remains employed by the Company through the vesting date. The participant's interest in the Class A Performance LTIP Units covered by the award shall vest, if at all, based on the Company's relative TSR performance for the measurement period from March 1, 2025 to February 28, 2028. Relative performance will be assessed against the companies in the NAREIT Index. Each NEO may earn between 50% and 200% of the target value of the award based on the attainment of relative TSR hurdles established as the minimum level (25th percentile), target level (55th percentile) or maximum level (80th percentile). Awards for performance in-between these levels will be calculated by straight-line interpolation. These awards are subject to the Absolute TSR Modifier in the event of the Company's TSR being negative.

Employment Agreements

Jeffrey H. Fisher. Our employment agreement with Mr. Fisher, which we entered into in April 2010, had an initial term of three years and has renewed, and will continue to be renewed, for one-year terms thereafter unless terminated by written notice delivered at least 30 days before the end of the then-current term. Mr. Fisher’s annual base salary was set at $625,000 for 2020, but in March 2020, in an effort to cut costs to combat the devastating impact of the COVID-19 virus on the lodging industry, Mr. Fisher agreed to a temporary reduction of his base salary by 50%. Mr. Fisher's 2021 annual base salary was restored to $625,000. Mr. Fisher's 2022 annual base salary was $650,000, marking the first increase of his base salary since 2018. Mr. Fisher’s salary remained unchanged for 2023 and 2024.

Dennis M. Craven. Our employment agreement with Mr. Craven, which we entered into in September 2010, and was amended in January 2015, had an initial term of three years and renewed, and will continue to renew, for one-year terms thereafter unless terminated by written notice delivered at least 30 days before the end of the then-current term. Mr. Craven's annual base salary for 2020 was set at $400,000 but in March 2020, in an effort to cut costs to combat the devastating impact of the COVID-19 virus on the lodging industry, Mr. Craven agreed to a temporary reduction of his base salary by 50%. Mr. Craven's 2021 annual base salary was restored to $400,000. Mr. Craven's 2022 annual base salary was $425,000, marking the first increase of his base salary since 2018. Mr. Craven’s salary remained unchanged for 2023 and 2024.

Jeremy Wegner. Our employment agreement with Mr. Wegner, which we entered into in June 2015, has an initial term of three years and will renew for one-year terms thereafter unless terminated by written notice delivered at least 30 days before the end of the then-current term. Mr. Wegner’s annual base salary was set at $300,000 for 2020 but in March 2020, in an effort to cut costs to combat the devastating impact of the COVID-19 virus on the lodging industry, Mr. Wegner agreed to a temporary reduction of his base salary by 25%. Mr. Wegner's 2021 annual base salary was restored to $300,000. Mr. Wegner's 2022 annual base salary was $325,000, marking the first increase of his base salary since 2018. Mr. Wegner’s salary remained unchanged for 2023 and 2024.

Summary of Employment Agreement Terms. Under the employment agreements, each of Messrs. Fisher, Craven and Wegner is eligible to earn an annual cash bonus at the discretion of the Compensation Committee or to the extent that prescribed individual and corporate goals established by the Compensation Committee are achieved.

Their employment agreements entitle them to customary fringe benefits, including vacation and the right to participate in any other benefits or plans in which other executive-level employees participate (including but not limited to retirement, pension, profit-sharing, insurance, including life insurance, or hospital plans).

Each of the employment agreements provides for payment of earned but unpaid compensation up to the date of the termination of his employment in the event that employment ends upon termination by us for “cause,” resignation without “good reason” (as defined below), death or disability or any reason other than a termination by us without “cause” or his resignation with “good reason.” The agreements define “cause” as (1) a failure to perform a material duty or a material breach of an obligation set forth in the applicable employment agreement or a breach of a material and written policy other than by reason of mental or physical illness or injury, (2) a breach of the officer’s fiduciary duties, (3) conduct that demonstrably and materially injures us monetarily or otherwise or (4) a conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude or fraud or dishonesty involving our assets, and that in each case is not cured, to the Board’s reasonable satisfaction, within 30 days after written notice. In any such event, each of the employment agreements provides for the payment of any earned but unpaid compensation up to the date of termination and any benefits due under the terms of any of our employee benefit plans.
The employment agreements provide for certain severance payments in the event that employment ends upon termination by us without “cause” or resignation for “good reason.” The agreement defines “good reason” as (1) our material breach of the terms of the applicable employment agreement or a direction from the Board that the officer act or refrain from acting in a manner unlawful or contrary to a material and written policy, (2) a material diminution in duties, functions and responsibilities without his consent or our preventing the officer from fulfilling or exercising his material duties, functions and responsibilities without his consent, (3) a material reduction in base salary or annual bonus opportunity or (4) a requirement that the officer relocate more than 50 miles from the current location of his principal office without his consent, in each case provided that the employee has given written notice to the Board within 30 days after he or she knows of the circumstances constituting “good reason,” the circumstances constituting “good reason” are not cured within 30 days of such notice and the applicable officer resigns within 30 days after the expiration of the cure period. In any such event, the applicable officer is entitled to receive any earned but unpaid compensation up to the date of his termination and any benefits due to him under the terms of our employee benefit plans. If the officer signs a general release of claims, then any outstanding options, restricted shares and other equity awards shall be vested and exercisable as of the date of termination and outstanding options shall remain exercisable thereafter until their stated expiration date as if employment had not terminated. In the cases of Messrs. Fisher and Craven, each officer shall also be entitled to receive, subject to signing a general release of claims, an amount equal to three times his base salary in effect at the time of termination, an amount equal to three times the highest annual bonus paid to him for the three fiscal years ended immediately before the date of termination, a pro-rated bonus for the then-current fiscal year based on his annual bonus for the fiscal year ended immediately prior to his termination and an amount equal to three times the annual premium or cost paid by us for the officer’s health, dental, vision, disability and life insurance coverage in effect on his termination date. Mr. Wegner’s employment agreement provides that he shall also be entitled to receive, subject to his signing a general release of claims, an amount equal to one times his base salary in effect at the time of termination, an amount equal to one times the highest bonus paid to him for the three fiscal years ended immediately before the date of termination, a pro-rated bonus for the then-current fiscal year based on his annual bonus for the fiscal year ended immediately prior to his termination and an amount equal to one times the annual premium or cost paid by us for his health, dental, vision, disability and life insurance coverage in effect on the date of his termination; provided, however, that his severance payment multiple shall be increased from one to two in the event of termination without “cause” no more than ninety days before “a change in control” (as defined in the employment agreement) or on or after a “change in control” or upon resignation for “good reason” on or after a “change in control.” In 2021, upon the recommendation of the Compensation Committee, the Board of Trustees determined that all LTIP unit grant award agreements would contain a "double trigger" so acceleration of vesting only occurs if there is a "change in control" and a termination of employment.
Mr. Fisher is the majority shareholder of IHM, a hotel management company that currently manages all of our wholly owned hotels, and that we may engage to manage certain additional hotels we acquire in the future pursuant to management agreements with our taxable REIT subsidiaries, or TRS Lessees. In order to permit IHM to qualify as an “eligible independent contractor” as required by applicable tax law, Mr. Fisher’s employment agreement permits him to be the principal owner and serve as a director of entities engaged in the hotel management business, and to devote business time to those companies, so long as (1) such activities do not interfere with the performance of his duties to us and (2) he does not serve as an officer or employee of, or receive compensation for service as a director of, any such entity providing hotel management services to us or our affiliates.

Potential Payments upon Termination or Change of Control
The following table and accompanying footnotes reflect the estimated potential amounts payable to Messrs. Fisher, Craven and Wegner under their employment agreements and the Company’s compensation and benefit plans and arrangements in the event the executive’s employment is terminated under various scenarios, including involuntary termination without cause, voluntary or involuntary termination with cause, voluntary resignation with good reason, involuntary or good reason termination in connection with a change in control and termination due to death and disability. The amounts shown below are estimates of the amounts that would be paid to Messrs. Fisher, Craven and Wegner upon termination of their employment assuming that such termination was effective on December 31, 2024. For purposes of calculating the acceleration of equity awards, we have assumed that all performance conditions have been met at the targeted level and the related performance-based LTIP units have vested. Actual amounts payable will depend upon compensation levels at the time of termination, the amount of future equity awards and other factors, and will likely be greater than amounts shown in this table. In addition, if there is a change in control and a termination of employment, the performance-based LTIP units not already vested will vest at the greater of relative performance target levels and relative maximum target levels.

	Cash Severance Payment	Payment in Lieu of Medical/Welfare Benefits (present value) (4)	Acceleration and Continuation of Vesting of Equity Awards (5)	Excise Tax Gross-up Payment(6)	Total Termination Benefits
Jeffrey H. Fisher(1)(3)
Involuntary Termination Without Cause (2)	$6,585,000	$16,716	$5,273,662	—	$11,875,378
Voluntary Termination or Involuntary Termination with Cause	—	—	—	—	—
Involuntary or Good Reason Termination in Connection With Change In Control (2)	$6,585,000	$50,148	$5,273,662	—	$11,908,810
Death or Disability	—	—	$5,273,662	—	$5,273,662
Dennis M. Craven(1)(3)
Involuntary Termination Without Cause (2)	$3,399,000	$21,144	$2,587,087	—	$6,007,231
Voluntary Termination or Involuntary Termination with Cause	—	—	—	—	—
Involuntary or Good Reason Termination in Connection With Change In Control (2)	$3,399,000	$63,432	$2,587,087	—	$6,049,519
Death or Disability	—	—	$2,587,087	—	$2,587,087
Jeremy Wegner(1)(3)
Involuntary Termination Without Cause (2)	$1,574,000	$21,144	$1,592,062	—	$3,187,206
Voluntary Termination or Involuntary Termination with Cause	—	—	—	—	—
Involuntary or Good Reason Termination in Connection With Change In Control (2)	$1,574,000	$42,288	$1,592,062	—	$3,208,350
Death or Disability	—	—	$1,592,062	—	$1,592,062

(1)	The amounts shown in the table do not include accrued salary, earned but unpaid bonuses, accrued but unused vacation pay or the distribution of benefits from any tax-qualified retirement or 401(k) plan. Those amounts are payable to Messrs. Fisher, Craven, and Wegner upon any termination of employment, including an involuntary termination with cause and a resignation without good reason.
(2)	Amounts in this row are calculated in accordance with the applicable employment agreement as described more fully under “— Employment Agreements”.
(3)	A termination of employment due to death or disability entitles Messrs. Fisher, Craven and Wegner to benefits under the Company’s life insurance and disability insurance plans. In addition, outstanding unvested restricted share awards and unvested LTIP unit awards immediately vest upon a termination of employment due to death or disability.
(4)	The amounts shown in this column are estimates of the annual premiums payable by the Company for health care, insurance and other benefits expected to be provided to Messrs. Fisher, Craven and Wegner.
(5)	Pursuant to SEC rules, for purposes of this table, the market value per common share and LTIP unit is assumed to be $8.95, the closing market price per common share on December 31, 2024. For the LTIP unit award grant agreements issued on March 1, 2023 and later, accelerated vesting is double-triggered: it requires both a "change in control" and a termination of employment.
(6)	The employment agreements with Messrs. Fisher, Craven and Wegner do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Code. The employment agreements instead provide that the severance and any other payments or benefits that are treated as parachute payments under the Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive). The amounts shown in the table assume that Messrs. Fisher, Craven and Wegner will receive the total or unreduced benefits.

Pay Ratio Disclosure

The annual total compensation of our CEO for fiscal year 2024, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,258,962. The median of the annual total compensation of all employees, excluding our CEO, for fiscal year 2024 was $133,783. As a result, we estimate that the annual total compensation of our CEO was 39.3 times that of the annual total compensation of the median employee for fiscal year 2024.

We identified the median employee by total annual compensation for all employees, excluding our CEO, as of December 31, 2024. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology used for calculating the total compensation of our named executive officers as set forth in the Summary Compensation Table included in this Proxy Statement.

PAY VERSUS PERFORMANCE

Pay Versus Performance Tables

We are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other NEOs and certain financial performance measures of Chatham Lodging Trust, including our company-selected measure, Adjusted FFO (funds from operations) per share. We believe that adjusting FFO to exclude certain recurring and non-recurring items provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs during a covered year or the way in which the Compensation Committee views compensation decisions. For further information regarding the Company's pay-for-performance philosophy, please refer to “Compensation Discussion and Analysis”.

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO (2,3)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (4)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2,4,5)	TSR ($) (6)	Peer Group TSR ($) (7)	Net Income (Loss) ($ millions) (h)	Adjusted FFO Per Share ($) (8)
2024	5,258,962	3,238,397	2,177,054	1,388,170	51.82	92.90	4.04	1.09
2023	5,235,398	2,544,424	2,165,651	1,132,996	61.32	94.80	2.49	1.19
2022	5,392,984	6,072,343	2,246,593	2,465,739	68.25	76.50	9.87	1.19
2021	4,737,901	5,577,635	1,941,792	2,146,031	75.88	90.32	(18.85)	N/A
2020	3,824,632	55,650	1,054,133	280,408	59.73	76.40	(77.02)	N/A

(1)	Amounts shown are as reported in the “Summary Compensation Table” for our CEO, Jeff Fisher, for the respective years shown.
(2)	The amounts reported represent the amount of "Compensation Actually Paid" as calculated in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. For information about the decisions made by our Board and the Compensation Committee in regard to the NEOs compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the applicable years.
(3)	The following table provides a reconciliation from the Summary Compensation Table Total for CEO to Compensation Actually Paid to CEO.

	2020	2021	2022	2023	2024
SCT Total for CEO ($)	$3,824,632	$4,737,901	$5,392,984	$5,235,398	$5,258,962
Less: Stock and Option Award Values Reported in SCT for the Covered Year	$(2,162,400)	$(2,387,650)	$(3,099,049)	$(3,131,381)	$(2,905,668)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year	$0	$0	$0	$0	$0
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$1,674,850	$2,615,707	$3,005,384	$2,205,944	$2,408,400
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	$(2,012,967)	$58,163	$424,650	$(1,495,271)	$(1,199,041)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	$(1,268,465)	$618,462	$348,374	$(270,266)	$(145,542)

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$0	$(64,948)	$0	$0	$(178,714)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0
Compensation Actually Paid to CEO	$55,650	$5,577,635	$6,072,343	$2,544,424	$3,238,397

Awards' grant date fair values were calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using award fair values as of each measurement date using the common share price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted LTIP unit grant date fair values were calculated using the common share price as of date of grant assuming target performance. Adjustments have been made using the common share price and performance accrual modifier as of year end and as of the date of vest. Time-vested restricted LTIP unit grant date fair values were calculated using the common share price as of date of grant. Adjustments have been made using the common share price as of year end and as of each date of vest.

(4)	The amounts shown are the averages of the amounts of total compensation reported for the following individuals, who were our non-CEO NEOs for the years shown:
2020: Dennis Craven, Jeremy Wegner and Peter Willis. Mr. Willis's employment with the Company ended in March 2020 and all of his unvested shares and units accelerated and vested at such time.
2021: Dennis Craven and Jeremy Wegner.
2022: Dennis Craven and Jeremy Wegner.
2023: Dennis Craven and Jeremy Wegner.
2024: Dennis Craven and Jeremy Wegner
(5)	The following table provides a recalculation from Average Summary Compensation Table Total for Non-CEO NEOs to Average Compensation Actually Paid to Non-CEO NEOs.

	2020 Average	2021 Average	2022 Average	2023 Average	2024 Average

Average SCT Total Compensation for Non-CEO NEOs	$1,054,133	$1,941,792	$2,246,593	$2,165,651	$2,177,054
Subtract: Stock and Option Award Values Reported in SCT for the Covered Year	$(521,078)	$(946,050)	$(1,227,931)	$(1,240,736)	$(1,151,312)
Add: Fair Value for Stock and Option Awards Granted in the Covered Year	$0	$0	$0	$0	$0
Add (subtract): Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$570,498	$945,493	$1,190,818	$874,053	$954,280
Add (subtract): Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	$(425,123)	$24,781	$143,851	$(574,984)	$(475,092)
Add (subtract): Fair Value of Stock and Option Awards Forfeited during the Covered Year	$(398,022)	$200,901	$112,408	$(90,988)	$(52,169)
Add (subtract): Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$0	$(20,886)	$0	$0	$(64,591)
Add (subtract): Aggregate Service Cost and Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0
Average Compensation Actually Paid to Non-CEO NEOs	$280,408	$2,146,031	$2,465,739	$1,132,996	$1,388,170
Awards' grant date fair values were calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using award fair values as of each measurement date using the common share price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted LTIP unit grant date fair values were calculated using the common share price as of date of grant assuming target performance. Adjustments have been made using the common share price and performance accrual modifier as of year end and as of the date of vest. Time-vested restricted LTIP unit grant date fair values were calculated using the common share price as of date of grant. Adjustments have been made using the common share price as of year end and as of each date of vest.

(6)	In accordance with SEC rules, amounts in this column represent, as of December 31 of each year presented, the cumulative value of a $100 investment made on January 1, 2020 in our common shares.
(7)	In accordance with SEC rules, amounts in this column represent, as of December 31 of each year presented, the cumulative value of a $100 investment made on January 1, 2020 in the Dow Jones U.S. Hotel & Lodging REIT Index.
(8)
We have presented Adjusted FFO per Share because it is the only financial measure among the performance metrics used for determining compensation actually paid to our NEOs for 2024, 2023 and 2022, and for 2021 and 2020, the Compensation Committee and the Board determined not to employ any financial metric due to the uncertain financial impact of the pandemic. Adjusted FFO per Share, which is a non-GAAP financial measure, is calculated by dividing (a) adjusted funds from operations for the period presented (which is our net income or loss excluding items we believe do not represent costs related to hotel operations, including gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, depreciation and amortization (excluding amortization of deferred financing costs), adjustments for unconsolidated partnerships and joint ventures, other charges, losses on the early extinguishment of debt) by (b) the weighted average number of our common shares outstanding for the period presented. We believe that Adjusted FFO per Share is a useful financial measure for evaluating the Company’s ongoing operating performance.

Relationship Between CAP and Performance Matters

The following graphs illustrate the relationship, during the period from January 1, 2020 through December 31, 2024, of the CAP to our Chief Executive Officer and the average CAP to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the FTSE NAREIT Lodging/Resorts Index, (ii) our Net Income, and (iii) our Adjusted FFO per share (as set forth in the table above). Excluding fiscal year 2020 which was greatly affected by the impact of the unprecedented COVID-19 pandemic, we believe the Paid versus TSR graph shows the alignment between the CAP to the CEO and (i) the Average CAP to the Other NEOs and (ii) the Company’s performance, which is consistent with our compensation philosophy as described in the Compensation Discussion and Analysis sections of the proxy statement.

Compensation Actually Paid Versus TSR
$7
$6
$5
$4
$3
$2
$1
$
CAP ($M)
$200
$150
$100
$50
$-
TSR
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Non-CEO NEOs
Chatham
NAREIT Lodging

Compensation Actually Paid Versus Net Income
CAP ($M)
Net Income ($M)
$7
$6
$5
$4
$3
$2
$1
$
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
-$70
-$80
-$90
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Non-CEO NEOs
Net Income

Compensation Actually Paid Versus Adjusted FFO per Share
CAP ($M)
$7
$6
$5
$4
$3
$2
$1
$
Adjusted FFO per Share
$1.40
$1.20
$1.0
$0.80
$0.60
$0.40
$0.20
$0.0
-$0.20
-$0.40
-$0.60
2020
2021
2022
2023
2024
CAP to CEO
Average CAP to Other NEOs
AFFO/Share

Financial Performance Measures

The Compensation Committee believes that our NEO’s compensation should align such compensation with the Company’s performance. As such, the Compensation Committee uses a mix of financial performance measures to ensure alignment of our executives’ pay with Company performance. As required by SEC rules, the most important financial performance measures used by the Company in setting pay for performance compensation for the most recently completed fiscal year are set forth in the table below. For a further description of the manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation that are paid to our NEOs, see the Compensation Discussion and Analysis sections of this Proxy Statement.
.

Most Important Financial Performance Measures

Relative TSR

Adjusted Funds from Operation (AFFO) per Share

Room Revenue

Gross Operating Profit

Compensation and Risk Assessment

The Compensation Committee oversees our compensation programs and the risks and rewards involved. The Compensation Committee establishes compensation programs with features that are intended to mitigate risk without diminishing the incentive nature of compensation. We believe our compensation policies achieve the goal of aligning our executive incentives with those of our shareholders while simultaneously avoiding unnecessary or excessive risks that could potentially have a material adverse effect on our Company. The Company's compensation policies are designed to deter unnecessary risk by providing variable compensation with much of the incentive awards based on long-term incentive compensation. As described in this Compensation Discussion and Analysis, the Compensation Committee regularly reviews and revises our compensation programs and has implemented other practices which we believe further ensure an avoidance of compensation-based risk including the adoption of the Company's clawback and anti-hedging policies and share ownership guidelines for our NEOs.

Compensation Risk

The Compensation Committee has assessed the Company’s compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company believes that its compensation policies and practices appropriately align management's incentives with the interests of our shareholders. As a result, the Company believes its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Policy Prohibiting Pledging and Hedging

The Company adopted its Policy Prohibiting Pledging and Hedging of Chatham Lodging Trust Securities on April 7, 2015. This policy applies to all officers and trustees and prohibits all categories of pledging and hedging transactions including, without limitation, prepaid variable forced contracts, equity swaps, short sales, and collar and exchange funds.

Insider Trading Policy

The Company has also adopted an Insider Trading Policy that sets forth guidelines and restrictions governing the purchase, sale or other transactions to acquire, transfer or dispose of our securities by the Company, our trustees, officers, employees, family members of our trustees, officers and employees and trusts, corporations and other entities controlled by such persons, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. This policy prohibits our employees and trustees from certain activities including, without limitation, engaging in short-term or speculative transactions involving our shares, including purchasing our shares on margin, short sales of our shares (that is, selling shares that are not owned and borrowing shares to make delivery), buying or selling puts, calls or other derivatives related to our shares and arbitrage trading or day trading of our shares.

No Share Options; Timing of Grants of Certain Equity Awards

The Company has never granted awards of share options, share appreciation rights or similar option-like awards as part of its compensation program. The Compensation Committee and the Board do not take material nonpublic information into account when determining the timing and terms of equity awards. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Compensation Plan Information
The following table provides information, as of December 31, 2024, relating to our Equity Incentive Plan pursuant to which grants of common share options, share awards, share appreciation rights, performance units and other equity-based awards options may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	—	—	121,462
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	121,462
Certain Relationships and Related Transactions

As of March 10, 2025, all of our wholly owned hotels are managed by IHM, which is majority-owned by Mr. Fisher. The management agreements with IHM have an initial term of five years and will automatically renew for two successive five-year periods unless IHM provides written notice no later than 90 days prior to the then current term’s expiration date of their intent not to renew. The IHM management agreements provide for early termination upon sale of any IHM managed hotel for no termination fee, with six months’ advance notice. The IHM management agreements can also be terminated for cause. Additionally, if hotel operating performance does not meet specified levels, we will be able to terminate any IHM management agreements at no cost. Management agreements with IHM provide for a base management fee of up to 3% of the hotel’s gross revenues, an accounting fee of between $1,200 and $1,500 per month per hotel, a revenue management fee of $1,000 per month, per hotel and, if certain financial thresholds are met or exceeded, an incentive management fee equal to 10% of the hotel’s net operating income less fixed costs, base management fees and a specified return threshold. The incentive management fee is capped at 1% of gross hotel revenues. For the year ended December 31, 2024, we paid IHM an aggregate of approximately $10.7 million in management, accounting and revenue management fees and another $170,205 in incentive management fees pursuant to these management agreements.
Because Mr. Fisher is our Chairman, President and Chief Executive Officer and controls IHM, conflicts of interest exist between Mr. Fisher and us including:

•	enforcement of the terms of any management agreements between us and IHM;

•	whether and on what terms these management agreements will be renewed upon expiration;

•	whether and on what terms management contracts will be awarded to IHM; and

•	whether hotel properties will be bought or sold.
Under the hotel management agreements, IHM generally is responsible for complying with our various franchise agreements, subject to us making sufficient funding available. Conflicts of interest exist between us and Mr. Fisher regarding IHM’s compliance with franchise agreements, which could result in:

•	the termination of those agreements and related substantial penalties; or

•	other actions or failures to act by IHM that could result in liability to us or our TRS Lessees.
We have shared our corporate information technology (“IT”) infrastructure with IHM since January 1, 2011 and also with unconsolidated real estate entities. We and IHM have agreed to a cost-sharing arrangement under which we bear 25% of the total costs of operating and maintaining the IT function (including depreciation taken by us on the IT infrastructure).
IHM has obtained an employment practices liability insurance policy that covers our employees. We reimbursed IHM for our pro rata portion of the premium for this policy. In addition, IHM is required to maintain a health benefit plan in which our employees participate. Our reimbursement of IHM is based on the number of our employees participating in the plan and the coverage and benefit levels selected by those employees.
Conflicts may arise between us and IHM with respect to whether certain expenditures are classified as capital expenditures, which are capitalized by us and do not immediately affect earnings, or repairs and maintenance, which are expensed as incurred and therefore reduce the amount available to be earned by IHM as incentive management fees.

The Board of Trustees developed a written conflicts of interests policy to reduce potential conflicts of interests. Our conflicts of interests policy applies to any transaction, arrangement, event or series of events which involves (i) the payment of money or other consideration or the guaranty or security of any repayment or other obligation (a) by IHM to or of the Company or (b) by the Company to or of IHM; or (ii) an allocation of the cost of corporate office administrative functions between the Company and IHM. Any such transaction must be approved by a majority of our independent trustees. In considering such transactions, the Board shall consider whether the proposed transaction in the best interests of the Company and generally fair on their terms, If approved, the transaction shall be disclosed (i) promptly on our website and (ii) as appropriate, in our periodic reports and/or proxy statements under applicable securities laws. We intend to review, approve or ratify all related party transactions that may arise in accordance with our conflicts of interests policy.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of three trustees who are independent as determined by the Board of Trustees, in its business judgment, under the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Trustees. The current members of the Audit Committee are Edwin B. Brewer, Jr. (Chair), Mary Beth Higgins and David Grissen. The Audit Committee appointed, and the Board of Trustees ratified, the selection of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted auditing principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes, to monitor the Company’s compliance with legal requirements and to monitor the independence and performance of the Company’s auditors. The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a REIT under Sections 856-860 of the Code.
The Audit Committee has met with management and PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP, both together and separately. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited consolidated financial statements for the year ended December 31, 2024, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by the PCAOB Auditing Standard No. 1301 (Communication with Audit Committees).
The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company. The Audit Committee also concluded that PricewaterhouseCoopers LLP’s provision of services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP’s independence.
Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the audited consolidated financial statements, the representations of management and the written disclosures and the letter of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Trustees include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission.
The foregoing has been furnished by the members of the Audit Committee for the year ended December 31, 2024.

AUDIT COMMITTEE

Edwin B. Brewer, Jr. (Chair)
Mary Beth Higgins
David Grissen

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Company and its subsidiaries for the year ended December 31, 2024. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent auditor for the year ending December 31, 2025, until and unless changed by action of the Audit Committee or the Board of Trustees. Although shareholder approval of the appointment is not required, the Company is asking shareholders to ratify the appointment. If the appointment is not ratified, the appointment will be reconsidered by the Audit Committee based on all relevant facts and circumstances at the time. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement to shareholders if he or she or she desires to do so and will be available to respond to appropriate questions.
The Audit Committee’s current policy on approval of non-audit services by the independent auditor is to approve at the beginning of each year the scope and fees for any non-audit services for the year that have been identified, and to approve in advance the scope and fees for any additional non-audit services as the need for such services arise. Thus, all of the “Audit-Related Fees,” “Tax Fees” and “All Other Fees” disclosed below were approved by the Audit Committee.
The following chart sets forth the amounts billed to the Company by PricewaterhouseCoopers LLP with respect to services provided in 2024 and 2023:

	Amount
Type	2024	2023
Audit Fees(1)	$1,002,500	$873,400
Audit-Related Fees(2)	$25,000	$—
Tax Fees(3)	$243,460	$334,568
All Other Fees(4)	$2,000	$2,000

	$1,272,960	$1,209,968

(1)
“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, including the audit of the effectiveness of internal control over financial reporting. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by PricewaterhouseCoopers LLP related to our filings with the SEC.

(2)	“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees,” including fees for the audits of the Company’s acquired hotels.
(3)	“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
(4)	“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” In 2024 and 2023, “All Other Fees” included only a software licensing fee.
Vote Required
The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of PricewaterhouseCoopers LLP.
The Board of Trustees unanimously recommends that you vote FOR Proposal 2.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. After the 2024 Annual Meeting, in keeping with our shareholders’ vote, the Board of trustees directed that we continue to conduct a vote on an advisory, non-binding basis regarding NEO compensation on an annual basis unless and until circumstances warrant a vote on a different timetable.

The Company is providing shareholders with an advisory (non-binding) vote on compensation programs for our NEOs (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2025 Annual Meeting:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.”
This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent trustees, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under “Compensation Discussion and Analysis” in this Proxy Statement, our compensation programs are designed to motivate our executives to build and sustain a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for awards of restricted common shares) and long-term incentives (including equity awards that vest over up to three years) reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis in this Proxy Statement, the accompanying compensation tables and the related narrative disclosure.
The Board of Trustees unanimously recommends that you vote FOR Proposal 3.

PROPOSAL 4:
APPROVAL OF AN AMENDMENT TO THE EQUITY INCENTIVE PLAN

We currently have in effect the Equity Incentive Plan which was adopted in connection with our initial public offering, amended and restated in May 2013 and further amended and restated on May 24, 2022 (the "Equity Incentive Plan"). The Equity Incentive Plan permits the grant of options to purchase common shares, share appreciation rights, share awards, performance units, incentive awards and other equity-based awards. The Equity Incentive Plan has a 10-year term which expires on March 22, 2032.

The Board of Trustees believes that the Equity Incentive Plan has benefited the Company by (i) assisting in the recruitment and retention of able employees, directors and consultants of high ability and initiative (“participants”), (ii) providing greater incentives for employees and other individuals who provide valuable services to the Company and its affiliates and (iii) associating the interests of those persons with the Company and its shareholders. As described in the “Compensation Discussion and Analysis” section, equity awards are a key component of our compensation system and give participants a long-term stake in our company, act as a long-term retention tool and align participants’ interests with those of our shareholders.

As of March 6, 2025, 121,462 Common Shares remain available for issuance under the Equity Incentive Plan. In order to continue to have the ability to provide the incentive compensation opportunities available under the Equity Incentive Plan, the Board of Trustees believes that it is in the Company’s best interest to increase the limit on the aggregate number of Common Shares that may be issued under the Equity Incentive Plan and the individual annual limit of grants of performance units that may be made pursuant to the Equity Incentive Plan.

Therefore, on March 20, 2025, the Board of Trustees adopted an amendment to the Equity Incentive Plan to increase the aggregate share authorization and the individual annual limit for grants of performance units as follows (the “Amendment”), subject to approval of the shareholders:

1)    increase the aggregate number of shares that may be issued by 2,150,000 Common Shares by modifying the first sentence of Section 5.02(a) to read, “The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to Options, SARs, Share Awards, Other Equity-Based Awards, Performance Units and Incentive Awards granted on or after May 17, 2013 is ~~4,600,000~~6,750,000 shares.”

2)    increase the individual grant limit solely with respect to Performance Units by 200,000 Performance Units by modifying the first sentence of Section 5.04(a) to read, “Except as provided in Section 5.04(b), in any calendar year a Participant may not be granted Options with respect to more than 200,000 Common Shares, SARs with respect to more than 400,000 Common Shares, Share Awards with respect to more than 400,000 Common Shares, Performance Units with respect to more than ~~400,000~~600,000 Common Shares or Other Equity-Based Awards with respect to more than 400,000 Common Shares.”

The Board of Trustees also believes that increasing the number of Common Shares that may be issued under the Equity Incentive Plan is critical to support the Company’s emphasis on motivating and compensating its executive officers and its other employees with equity-based compensation to maintain and strengthen the alignment of their interests with those of the Company and the shareholders. In amending the considered Equity Incentive Plan, subject to the approval of shareholders, the Board of Trustees, with input from the Compensation Consultant, the following key factors:

Reasonable Plan Cost

•    Permits continued alignment of our compensation program with shareholder interests through the use of equity compensation – only 121,462 Common Shares available for new awards under the Equity Incentive Plan as of March 10, 2025. Reasonable number of additional Common Shares requested – 2,150,000 additional Common Shares

•    Awards would not be substantially dilutive – additional 2,150,000 Common Shares represent only 4.23% of Common Shares and Units outstanding, and together with the remaining share available represents only 4.35% of Common Shares and Units outstanding

Responsible Grant and Equity Compensation Governance Practices

•    0.78% three-year average burn rate, which is below the ISS industry benchmark of 1.05%

•    Majority of our NEO’s compensation is delivered in the form of equity awards

•    All equity awards granted to our named executive officers vest ratably over at least three years

•    Majority of equity awards (60%) are performance-based that are subject to rigorous performance hurdles

•    Clawback policy applies to cash and equity awards

•    Robust share ownership guidelines of 6x for the CEO, 3x for the COO and 2x for the CFO.

Stockholder-Friendly Grant Practices

•    No single-trigger change in control vesting acceleration

•    No liberal Change in Control definition

•    No evergreen provision

•    No repricing without stockholder approval

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2022, 2023 and 2024.

	Fiscal Year
	2022	2023	2024
Time-Based Full Value Awards Granted	186,676	217,006	251,522
Performance-Based Full Value Awards Earned	123,648	234,361	170,173
Total Full Value Awards Granted or Earned	310,324	451,367	421,695
Weighted Average Common Shares Outstanding + OP Units Outstanding	50,010,401	50,434,703	50,810,339
Burn Rate(1)	0.62%	0.89%	0.83%
3-Year Average Burn Rate		0.78%

(1)     Burn Rate is calculated as (shares subject to full value awards granted or earned) / (weighted-average common stock outstanding + OP Units outstanding).

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal; provided that the total vote cast on this proposal represents more than 50% of all the common shares entitled to vote on this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal if holders of more than 50% of all the common shares entitled to be cast vote.

The more significant features of the Equity Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the plan document, as in effect prior to adoption of the Amendment. A copy of the plan document was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form10-Q filed with the SEC on August 3, 2022 and is hereby incorporated herein by reference.

Administration

The Equity Incentive Plan is administered by the Compensation Committee of the Board of Trustees. The Compensation Committee approves the terms of awards under the Equity Incentive Plan. Our Compensation Committee also approves who will receive grants under the Equity Incentive Plan and determines the type of awards granted.

The Board of Trustees administers the Equity Incentive Plan in the case of any award that is made to a Trustee who is not also an employee of the Company or an affiliate. References in this summary to the “Compensation Committee” include the Board of Trustees with respect to awards made to non-employee Trustees.

Because awards under the Equity Incentive Plan are made at the Compensation Committee’s discretion, we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted. For the same reason, we are unable to determine the awards that would have been granted last year if the Equity Incentive Plan had been in effect. However, awards previously granted under the Equity Incentive Plan are reported herein. See “Grants of Plan-Based Awards.”

Eligibility

All of our employees and the employees of our subsidiaries and affiliates are eligible to receive grants under the Equity Incentive Plan. In addition, our non-employee Trustees and other individuals who perform services for us and our subsidiaries and affiliates, including individuals who provide services through their employment with Chatham Lodging, L.P., may receive grants under the Equity Incentive Plan.

Share Authorization and Individual Award Limits

Prior to amendment by the Board of Trustees, subject to the approval of shareholders, the Equity Incentive Plan provided that up to 3,000,000 shares can be issued pursuant to awards granted on and after May 17, 2013. Approximately 121,462 shares remain available for issuance under the Equity Incentive Plan taking into account all awards made through March 10, 2025. Subject to the approval of shareholders, the Equity Incentive Plan will be amended to provide that up to 2,150,000 additional shares may be issued pursuant to awards granted on and after May 6, 2025.

In connection with share splits, share dividends, recapitalizations and certain other events, the Board of Trustees will make adjustments that it deems appropriate in the aggregate number of common shares that may be issued under the Equity Incentive Plan, the terms of outstanding awards and the per individual grant limitations described below.

If an award granted under the Equity Incentive Plan or the Equity Incentive Plan terminates, expires or is cancelled, forfeited or surrendered without having been exercised or is settled entirely in cash, then the number of common shares subject to such award will again be available for future awards under the Equity Incentive Plan. However, any common shares that are tendered or withheld to satisfy the grant or exercise price or to satisfy a tax withholding obligation with respect to an Equity Incentive Plan award will not be available for future awards granted under the Equity Incentive Plan.

The Equity Incentive Plan also prescribes limits on the awards that may be granted to any individual participant in a calendar year. A participant who is a Trustee but is not an employee of the Company or an affiliate on the date of grant may not receive awards with respect to more than 400,000 common shares in a calendar year. For other participants, the Equity Incentive Plan prescribes the following calendar year limits: 500,000 common shares with respect to options; 500,000 common shares with respect to share appreciation rights; 400,000 common shares with respect to share awards; 400,000 common shares with respect to other equity-based awards ; and, subject to the Amendment’s approval by shareholders 600,000 common shares with respect to performance units..

Options

The Equity Incentive Plan authorizes our Compensation Committee to grant incentive stock options (under Section 421 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of a common share on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent shareholder” under Sections 422 and 424 of the Code). Except in the event of share splits, share dividends and other changes in our capitalization, the exercise price of an outstanding option cannot be reduced without the approval of shareholders. In addition, unless approved by shareholders, no payment may be made on account of the cancellation of an option if the exercise price exceeds the fair market value of a common share.

The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of common shares (or by attestation of ownership of common shares) with an aggregate fair market value on the date on which the option is exercised equal to the exercise price for the number of shares being purchased,
(iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board or (v) by a combination of the permissible methods. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent shareholder”).

Share Awards

The Equity Incentive Plan also provides for the grant of share awards. A share award is an award of common shares that may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. A share award may be subject to vesting or other requirements or restrictions that are stated with reference to one or more “performance goals” as described below under “Performance Objectives.” The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. A participant who receives a share award will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares; provided, however, that dividends payable on a share award that does not vest solely on account of continued employment or service will be payable when, and only to the extent that, the underlying share award vests. During the period, if any, when share awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her share award shares, (ii) we will retain custody of any stock certificates and (iii) the participant must deliver a stock power to the Company for each share award.

Share Appreciation Rights

The Equity Incentive Plan authorizes our Compensation Committee to grant share appreciation rights that provide the recipient with the right to receive, upon exercise of the share appreciation right, cash, common shares or a combination of the two. The amount that the recipient will receive upon exercise of the share appreciation right generally will equal the excess of the fair market value of the common share on the date of exercise over the shares’ fair market value on the date of grant (the “initial value”). Share appreciation rights will become exercisable in accordance with terms prescribed by our Compensation Committee. Share appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a share appreciation right cannot exceed ten years from the date of grant or five years from the date of grant in the case of a share appreciation right granted in tandem with an incentive stock option awarded to a “ten percent shareholder.”

Except in the case of share splits, share dividends and other changes in our capitalization, the initial value of an outstanding share appreciation right cannot be reduced without the approval of shareholders. In addition, unless approved by shareholders, no payment may be made on account of the cancellation of a share appreciation right if the initial value exceeds the fair market value of a common share.

Performance Units

The Equity Incentive Plan also authorizes our Compensation Committee to grant performance units. Performance units represent the participant’s right to receive an amount, based on the value of a common share or other securities or property, if the requirements prescribed by the Compensation Committee are satisfied. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may be stated with respect to the performance criteria described below under “Performance Objectives” or such other criteria determined by the Compensation Committee. If the performance units are earned, they will be paid in cash, common shares or a combination thereof.

Other Equity-Based Awards

Our Compensation Committee may grant other types of awards as other equity-based awards under the Equity Incentive Plan. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to other equity-based awards. Performance goals may be stated with respect to the performance criteria described below under “Performance Objectives” or such other criteria determined by our Compensation Committee. Other equity-based awards are payable in cash, common shares or other equity, or a combination thereof, as determined by the Compensation Committee. The terms and conditions of other equity-based awards are determined by the Compensation Committee.

Incentive Awards

The Equity Incentive Plan also permits the grant of incentive awards. An incentive award is an opportunity to earn a payment upon the terms and conditions prescribed by our Compensation Committee. The terms and conditions may provide that the incentive award will be earned only to the extent that the participant, the Company or an affiliate achieves objectives measured over a period of at least one year. The objectives may be stated with reference to one or more of the performance criteria described below under “Performance Objectives” or such other criteria determined by our Compensation Committee. If an incentive award is earned, the amount payable will be paid in cash, common shares or a combination thereof.

Dividend Equivalents

Our Compensation Committee may grant dividend equivalent rights in connection with the grant of performance units and other equity-based awards. The dividend equivalent is the right to receive cash, common shares or other property equivalent to the cash, common shares or other property paid on an equal number of common shares. Dividend equivalents may be paid currently or accrued and paid at a later date (in which case they may be deemed to have been invested in common shares). Dividend equivalents may be payable in cash, common shares or a combination of the two. Our Compensation Committee will determine the terms of any dividend equivalents. However, amounts payable under dividend equivalent rights that relate to an award subject to performance vesting requirements will be payable when, and only to the extent that, the underlying award vests.

Change in Control

If we experience a change in control, the Compensation Committee may, at its discretion, provide that all outstanding options, share appreciation rights, share awards, performance units, other equity-based awards or incentive awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The Compensation Committee may also provide that (i) all outstanding options and share appreciation rights will be fully exercisable on the change in control, (ii) restrictions and conditions on outstanding share awards will lapse upon the change in control and (iii) performance units, other equity-based awards or incentive awards will become earned in their entirety. The Compensation Committee may also provide that participants must surrender their outstanding options, share appreciation rights, share awards, performance units, other equity-based awards and incentive awards in exchange for a payment, in cash, common shares or other securities or consideration received by shareholders in the change in control transaction, equal to the value received by shareholders in the change in control transaction (or, in the case of options and share appreciation rights, the amount by which that transaction value exceeds the exercise price or initial value).

In summary, a change of control under the Equity Incentive Plan occurs if:
i.a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, at least 50% of our combined voting power or common shares;
ii.we merge into another entity unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;
iii.we sell or dispose of all or substantially all of our assets; or
iv.during any period of two consecutive years individuals who, at the beginning of such period, constitute the Board of Trustees, together with any new Trustees (other than individuals who become Trustees in connection with certain transactions or election contests), cease for any reason to constitute a majority of the Board of Trustees.

Performance Objectives

The Equity Incentive Plan provides that awards may be subject to performance objectives stated with respect to one or more of the following performance measures:

a.funds from operations (“FFO”) or FFO per common share;
b.adjusted FFO or adjusted FFO per common share;
c.net income;
d.earnings before or after taxes including earnings before interest, taxes, depreciation and amortization (“EBITDA”);
e.adjusted EBITDA;
f.hotel-level EBITDA;
g.hotel revenues;
h.operating income;
i.total earnings or earnings per common share;
j.book value or book value per common share;
k.return on shareholders’ equity;
l.expense management;
m.cash flow;
n.total shareholder return;
o.revenues;
p.return on capital;
q.fair market value of common shares;
r.dividends per common share;
s.return on assets or net assets;
t.environmental, social or governance;
u.implementation or completion of critical projects; and
v.balance sheet management.

A performance goal or objective stated with respect to one or more of these criteria may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. In establishing a performance goal or objective, the Compensation Committee may exclude any or all special, unusual or extraordinary items as determined under generally accepted accounting principles, including the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes.

Return of Awards; Repayment

The Equity Incentive Plan provides that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of benefits, i.e., the Company's Clawback Policy adopted in 2015. To the extent required the policy, as in effect on the date that the award is granted, the date the payment was made or, as applicable, the date the option or share appreciation right was exercised or the date the share award, performance units or other equity-based award is vested or earned, a participant is required to return any award (if not previously exercised or settled) or to return any payment previously made with respect to an award (if the award has vested or been settled).

Amendment; Termination

The Equity Incentive Plan may be amended or terminated at any time by the Board of Trustees; provided that no amendment may adversely impair the benefits of participants under outstanding awards. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our shareholders also must approve any amendment that materially increases the benefits accruing to participants under the Equity Incentive Plan, materially increases the aggregate number of common shares that may be issued under the Equity Incentive Plan (other than increases to reflect changes in our capitalization as described above) or materially modifies the requirements as to eligibility for participation in the Equity Incentive Plan. The Equity Incentive Plan provides that, unless terminated sooner by the Board of Trustees, the Equity Incentive Plan will terminate on May 22, 2032.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the Equity Incentive Plan. No income is recognized by a participant at the time an option or share appreciation rights is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option or a share appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the share appreciation right.

Income is recognized on account of the grant of a share award or another equity-based award when the shares or other property subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes ordinary income equal to the fair market value of the common shares or other property, less any amount paid by the participant for the common shares or other property.

No income is recognized upon the grant of performance units or incentive awards. Income will be recognized on the date that payment is made under the performance units or incentive award in an amount equal to the amount paid in settlement of the performance units or incentive award.

The employer (either the Company or its affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or share appreciation right, the vesting of a share award or other equity-based award and the settlement of performance units and incentive awards. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

The Board of Trustees unanimously recommends that you vote “FOR” approval of the amendment to the Equity Incentive Plan.

OTHER MATTERS
Neither the Board of Trustees nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
The Company paid for this proxy solicitation. We hired EQ Shareholder Services to assist in the distribution of proxy materials and solicitation of votes. For these services, we will pay EQ Shareholder Services approximately $35,790. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Proxies will be solicited by mail, telephone, or other means of communication. Our trustees, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities may also solicit proxies.
SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
In order for any nomination of individuals for election to the Board of Trustees or a proposal of other business to be included in the proxy statement for the 2026 annual meeting of shareholders, it must comply with SEC Rule 14a-8 and be received by the Company not later than December 2, 2025. Proposals may be mailed to the Company, to the attention of the Secretary, Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401, Attn: Secretary.
Our Bylaws provide that in order for a nomination or other shareholder proposal to be presented at our 2026 annual meeting of shareholders, other than a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices not earlier than October 27, 2025, and not later than November 31, 2025. If the 2025 annual meeting of shareholders is scheduled to take place before April 6, 2026 or after June 5, 2026, then notice must be delivered not earlier than the 150th day prior to the 2026 annual meeting of shareholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2026 annual meeting of shareholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made by the Company. Any such nomination or proposal should be mailed to: Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401, Attn: Secretary.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than nominees nominated by the Board must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and complies with the requirements of our Bylaws not later than March 6, 2026, unless the 2026 annual meeting of shareholders is scheduled to take place before April 6, 2026 or after June 5, 2026, in which case the notice must be provided on or before the later of 60 days prior to the 2026 annual meeting of shareholders and ten days after the meeting date is announced.
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
The fiscal 2024 Annual Report to Shareholders (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those shareholders that received a copy of the proxy materials in the mail. Additionally, and in accordance with SEC rules, you may access our Proxy Statement at https://chathamlodgingtrust.com/cltresources/, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC will be provided to shareholders without charge upon written request directed to Investor Relations, Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after filing.

GENERAL INFORMATION
A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time, at the office of the Secretary, Chatham Lodging Trust, 222 Lakeview Avenue, Suite 200, West Palm Beach, Florida 33401. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.
The Company is organized under Maryland law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been property recorded.
As permitted by SEC rules, the Company will deliver only one Annual Report or Proxy Statement to multiple shareholders sharing the same address, unless the Company has received contrary instructions from one or more of such shareholders. The Company will, upon written or oral request, deliver a separate copy of the Annual Report or Proxy Statement to a shareholder at a shared address to which a single copy of the Annual Report or Proxy Statement was delivered and will include instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Annual Report or Proxy Statement in the future. Registered shareholders wishing to receive a separate Annual Report or Proxy Statement in the future or registered shareholders sharing an address wishing to receive a single copy of the Annual Report or Proxy Statement in the future may contact the Company’s Transfer Agent: EQ Shareholder Services, PO Box 64945, St. Paul, MN 55164-0945, 800-468-9716.
By order of the Board of Trustees,
/s/ Jeffrey H. Fisher
Jeffrey H. Fisher
Chief Executive Officer

APPENDIX A

CHATHAM LODGING TRUST
EQUITY INCENTIVE PLAN

As Amended and Restated Effective May 22, 2022
As Amended on May 6, 2025

Article IV ELIGIBILITY		9

Article V COMMON SHARES SUBJECT TO PLAN		9
5.01.	Common Shares Issued	9
5.02.	Aggregate Limit	9
5.03.	Reallocation of Shares	9
5.04.	Individual Grant Limits	10

Article VI OPTIONS		10

6.01.	Award	10
6.02.	Option Price	10
6.03.	Maximum Option Period	10
6.04.	Nontransferability	11
6.05.	Transferable Options	11
6.06.	Employee Status	11
6.07.	Exercise	11
6.08.	Payment	11
6.09.	Shareholder Rights	12
6.10.	Disposition of Shares	12

Article VII SARS		12
7.01.	Award	12
7.02.	Maximum SAR Period	12
7.03.	Nontransferability	12
7.04.	Transferable SARs	12
7.05.	Exercise	13
7.06.	Employee Status	13
7.07.	Settlement	13
7.08.	Shareholder Rights	13
7.09.	No Reduction of Initial Value	13

Article VIII SHARE AWARDS		13

8.01.	Award	13
8.02.	Vesting	13
8.03.	Employee Status	14
8.04.	Shareholder Rights	14

Article IX PERFORMANCE UNIT AWARDS		14

9.01.	Award	14
9.02.	Earning the Award	14
9.03.	Payment	14
9.04.	Shareholder Rights	15
9.05.	Nontransferability	15
9.06.	Transferable Performance Units	15
9.07.	Employee Status	15

Article X OTHER EQUITY–BASED AWARDS		15

10.01.	Award	15
10.02.	Terms and Conditions	15
10.03.	Payment or Settlement	16
10.04.	Employee Status	16
10.05.	Shareholder Rights	16

Article XI INCENTIVE AWARDS		16

11.01.	Award	16
11.02.	Terms and Conditions	16
11.03.	Nontransferability	16
11.04.	Employee Status	17
11.05.	Settlement	17
11.06.	Shareholder Rights	17

Article XII ADJUSTMENT UPON CHANGE IN COMMON STOCK		17

Article XIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		17

Article XIV GENERAL PROVISIONS		18

Article XV CHANGE IN CONTROL		19

15.01.	Impact of Change in Control.	19
15.02.	Assumption Upon Change in Control.	19
15.03.	Cash-Out Upon Change in Control.	20
15.04.	Limitation of Benefits	20

Article XVI AMENDMENT		21

Article XVII DURATION OF PLAN		21

Article XVIII EFFECTIVE DATE OF PLAN		21

ARTICLE I:

DEFINITIONS

Affiliate
Affiliate means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of shares or interests in the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

Agreement
Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Share Award, an award of Performance Units, an Option, SAR, Other Equity-Based Award (including an LTIP) or Incentive Award granted to such Participant.

Board
Board means the Board of Trustees of the Company.

Change in Control
“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

(a) any "person" as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power or common shares of the Company;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this Section 1.05 or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d) there is is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.

If a change in control constitutes a payment event with respect to any Option, SAR, Share Award, Performance Unit or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in (1), (2), (3) or (4) above, as applicable, constitutes a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

Code
Code means the Internal Revenue Code of 1986, and any amendments thereto.

Committee
Committee means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under the Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Shares are listed, traded or quoted; provided , that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided, further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate, “Committee” means the Board.

Common Share
Common Share means common shares of beneficial interest, par value $0.01 per share, of the Company.

Company
Company means Chatham Lodging Trust, a Maryland real estate investment trust.

Control Change Date
Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

Corresponding SAR
Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

Dividend Equivalent Right
Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on Common Shares with respect to specified Performance Units or Common
Shares subject to an Other Equity-Based Award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Common Shares or otherwise reinvested and the Committee shall provide that Dividend Equivalent Rights payable with respect to an award that does not vest or become earned solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying award is vested or earned.

Exchange Act
Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value
Fair Market Value means, on any given date, the reported “closing” price of a Common Share on the New York Stock Exchange for such date or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which a quotation exists. If, on any given date, the Common Shares are not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a Common Share on such other exchange on which the Common Shares are listed for trading for such date (or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which such quotation exists) or, if the Common Shares are not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

Incentive Award
Incentive Award means an award under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate.

Initial Value
Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per Common Share as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.

LTIP Unit
LTIP Unit means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

Operating Partnership
Operating Partnership means Chatham Lodging, L. P.

Option
Option means a share option that entitles the holder to purchase from the Company a stated number of Common Shares at the price set forth in an Agreement.

Other Equity-Based Award
Other Equity-Based Award means any award other than an Option, SAR, a Performance Unit award or a Share Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares (including securities convertible into Common Shares) or other equity interests including LTIP Units.

Participant
Participant means an employee or officer of the Company or an Affiliate, a member of the Board, or an individual who provides bona fide services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Share Award, Option, SAR, Other Equity-Based Award, Incentive Award or a combination thereof.

Performance Goal
Performance Goal means a performance objective that is stated with respect to one or more of the following, alone or in combination: (i) funds from operations (“FFO”) or FFO per Common Share; (ii) adjusted FFO or adjusted FFO per Common Share; (iii) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) adjusted EBITDA; (v) hotel-level EBITDA; (vi) hotel revenues; (vii) net income; (viii) operating income; (ix) total earnings or earnings per Common Share; (x) earnings growth; (xi) book value or book value per Common Share; (xii) return on capital; (xiii) return on shareholders’ equity; (xiv) expense management; (xv) Fair Market Value; (xvi) dividends per Common Share; (xvii) revenues; (xviii) cash flow; (xix) return on assets or net assets and (xx) total shareholder return.

A Performance Goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. To the extent permitted under Section 162(m) of the Code (for any award that is intended to constitute “performance based compensation” under Section 162(m) of the Code), the Committee may also adjust the Performance Goals as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine.

Performance Units
Performance Units means an award, in the amount determined by the Committee, stated with reference to a specified number of Common Shares or other securities or property, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of the Performance Unit on the date of payment.

Plan
Plan means this Chatham Lodging Trust Equity Incentive Plan, as amended and restated herein effective May 22, 2022.

REIT
REIT means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

SAR
SAR means a share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Common Share encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

Share Award
Share Award means Common Shares awarded to a Participant under Article VIII.

Ten Percent Shareholder
Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II:

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Share Awards, Performance Units, and Other Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Shares pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III:

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Share Awards, Performance Units, Options, Incentive Awards and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Share Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Share Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive awards under the Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Share Award, Other Equity-Based Award, Incentive Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV:

ELIGIBILITY

Any employee of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides significant services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V:

COMMON SHARES SUBJECT TO PLAN

Common Shares Issued
Upon the award of Common Shares pursuant to a Share Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver to the Participant Common Shares from its treasury shares or authorized but unissued Common Shares. Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in Common Shares, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), Common Shares from its treasury shares or authorized but unissued Common Shares.

Aggregate Limit
(a) The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to Options, SARs, Share Awards, Other Equity-Based Awards, Performance Units and Incentive Awards granted on or after May 17, 2013 is ~~4,600,000~~ 6,750,000 shares. Other Equity-Based Awards granted on or after May 17, 2013, that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Shares. For the avoidance of doubt, Common Shares issued pursuant to awards granted before May 17, 2013, shall not reduce the number of Common Shares that may be issued under this Section 5.02 (but shall instead be issued pursuant to the share authorization of the Plan prior to this amendment and restatement of the Plan).
(b) The maximum number of Common Shares that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.
(c) The maximum number of Common Shares that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options and that are granted on or after May 17, 2013, shall be determined in accordance with Sections 5.02(a) and 5.02(b).

Reallocation of Shares
If, on or after May 17, 2013, any award (including LTIP Units) granted under the Plan (including awards granted under the Plan prior to this amendment and restatement) expires, is forfeited or is terminated without having been exercised or is paid in cash without delivery of Common Shares, then any Common Shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Share Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan. Any Common Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall reduce the number of Common Shares available under the Plan and shall not be available for future grants or awards. If Common Shares are issued in settlement of an SAR granted on or after May 17, 2013, the number of Common Shares available under the Plan shall be reduced by the number of Common Shares for which the SAR was exercised rather than the number of Common Shares issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Shares are listed for trading, Common Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not reduce the number of Common Shares available for issuance under the Plan.

Individual Grant Limits
(a) Except as provided in Section 5.04(b), in any calendar year a Participant may not be granted Options with respect to more than 200,000 Common Shares, SARs with respect to more than 400,000 Common Shares, Share Awards with respect to more than 400,000 Common Shares, Performance Units with respect to more than ~~400,000~~ 600,000 Common Shares or Other Equity-Based Awards with respect to more than 400,000 Common Shares. For purposes of the preceding sentence, an Option and a Corresponding SAR that relates to that Option will be treated as a single grant.
(b) Section 5.04(a) to the contrary notwithstanding, a Participant who is a member of the Board and who is not an employee of the Company or an Affiliate on the date of grant may not be granted awards under the Plan in any calendar year with respect to more than 100,000 Common Shares. For purposes of the preceding sentence, an Option and a Corresponding SAR that relates to that Option will be treated as a single grant.
(c) The individual grant limitations prescribed by this Section 5.04 shall be subject to adjustment as provided in Article XII.

ARTICLE VI:

OPTIONS

Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of Common Shares covered by such awards.

Option Price
The price per Common Share purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per Common Share purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XI, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders. In addition, no payment shall be made in cancellation of an Option without the approval of shareholders if, on the date of cancellation, the option price per share exceeds Fair Market Value.

Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

Nontransferability
Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Transferable Options
Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Notwithstanding the foregoing, an Option may not be transferred for consideration absent shareholder approval.

Employee Status
For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

Shareholder Rights
No Participant shall have any rights as a shareholder with respect to Common Shares subject to an Option until the date of exercise of such Option.

Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of Common Shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII:

SARS

Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of Common Shares covered by such awards. No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for Common Shares having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

Nontransferability
Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Transferable SARs
Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities. Notwithstanding the foregoing, in no event may an SAR be transferred for consideration absent shareholder approval.

Exercise
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares, or a combination of cash and Common Shares. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

Shareholder Rights
No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Shares. Notwithstanding the foregoing, the Committee may provide in an Agreement that the holder of an SAR is entitled to Dividend Equivalents during the period beginning on the date of the award and ending on the date the SAR is exercised.

No Reduction of Initial Value
Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders. In addition, no payment shall be made in cancellation of a SAR without the approval of shareholders if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

ARTICLE VIII:

SHARE AWARDS

Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Share Award is to be made and will specify the number of Common Shares covered by such awards.

Vesting
The Committee, on the date of the award, may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.

Employee Status
In the event that the terms of any Share Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

Shareholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the Common Shares granted pursuant to the Share Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Share Award, including the right to receive dividends and vote the shares; provided, however, that dividends payable on Common Shares subject to a Share Award that does not become nonforfeitable and transferable solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying Share Award is nonforfeitable and transferable and the Committee may provide that such dividends shall be deemed to have been reinvested in additional Common Shares. During the period that the Common Shares subject to a Share Award may be forfeited or are nontransferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Share Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Share Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Share Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Share Award are transferable and are no longer forfeitable.

ARTICLE IX:

PERFORMANCE UNIT AWARDS

Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of Common Shares or other securities or property covered by such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

Earning the Award
The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.

Payment
In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of Common Shares, by the delivery of other securities or property or a combination thereof. A fractional Common Share shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

Shareholder Rights
A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a shareholder until, and then only to the extent that, the award of Performance Units is earned and settled in Common Shares. After an award of Performance Units is earned and settled in Common Shares, a Participant will have all the rights of a shareholder as described in Section 8.05.

Nontransferability
Except as provided in Section 9.06, Performance Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Transferable Performance Units
Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Units may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Units during the period that they were held by the Participant;

provided, however that such transferee may not transfer Performance Units except by will or the laws of descent and distribution. Notwithstanding the foregoing, in no event may a Performance Unit be transferred for consideration absent shareholder approval.

Employee Status
In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X:

OTHER EQUITY–BASED AWARDS

Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of Common Shares or other equity interests (including LTIP Units) covered by such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement, including the attainment of objectives stated with respect to one or more Performance Goals. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, shall be payable or settled in Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion; provided, however, that any Common Shares that are issued on account of the conversion of LTIP Units into Common Stock shall not be issued under the Plan. Other Equity-Based Awards denominated as equity interests other than Common Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

Shareholder Rights
A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a shareholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Shares.

ARTICLE XI:

INCENTIVE AWARDS

Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Incentive Award is to be made. The amount payable under all Incentive Awards shall be finally determined by the Committee; provided, however, that the maximum amount payable to an individual under all Incentive Awards granted in the same calendar year is $2,500,000.

Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

Nontransferability
Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

Shareholder Rights
No participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or an Affiliate until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XII:

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of Common Shares as to which Options, SARs, Performance Units, Share Awards, Incentive Awards and Other Equity-Based Awards may be granted, the per individual annual grant limitations and the terms of outstanding Share Awards, Options, SARs, Performance Units, Incentive Awards and Other Equity-Based Awards shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of shares that affects the number or kind of Common Shares (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Shares subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Units, Share Awards, Incentive Awards and Other Equity-Based Awards may be granted, the per individual annual grant limitations or the terms of outstanding Share Awards, Options, SARs, Performance Shares, Incentive Awards or Other Equity-Based Awards.

The Committee may make Share Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan, the terms of such substituted Share Awards, SARs, Other Equity-Based Awards, Options, Incentive Awards or Performance Units shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII:

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Common Shares when a Share Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Share Award or Performance Unit shall be granted, no Common Shares shall be issued, no certificate for Common Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV:

GENERAL PROVISIONS

Effect on Employment and Service
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

Unfunded Plan
This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

Withholding Taxes
Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs, Incentive Awards or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Shares previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of Common Shares otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, an Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Share Award; or (c) by any other method as may be approved by the Committee. If Common Shares are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises and the number of Common Shares which may be withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

REIT Status
The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the common stock ownership limit or aggregate stock ownership limit prescribed by the Company’s Articles of Incorporation or Charter, as amended from time to time) or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

Return of Awards; Repayment
Each Stock Award, Option, SAR, Performance Unit award, Incentive Award and Other Equity-Based Award granted under the Plan is subject to the condition that the Company may require that such award be returned and that any payment made with respect to such award must be repaid if such action is required under the terms of any Company “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or, as applicable, the date the Option or SAR was exercised or the date the Stock Award, Performance Unit award, Incentive Award or Other Equity-Based Award is vested or earned.

ARTICLE XV:

CHANGE IN CONTROL

Impact of Change in Control.

Upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable, (ii) outstanding Share Awards to become transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards to become earned and nonforfeitable in their entirety.

Assumption Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Share Award, Performance Unit, Incentive Award or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Share Award, Performance Unit, Incentive Award or Other Equity-Based Award being assumed orsubstituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

Cash-Out Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Share Award, Performance Unit, Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, (ii) the price per share received by shareholders for each Common Share subject to a Share Award, Performance Unit or Other Equity-Based Award, (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated or (iv) the amount payable under an Incentive Award on account of meeting all Performance Goals or other performance objectives. If the option price or Initial Value exceeds the price per share received by shareholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.

Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.04, the Parachute Payments will be reduced pursuant to this Section 15.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 15.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 15.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.04, the limitations and provisions of this Section 15.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999. In addition, nothing in this Section 15.04 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XVI:

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE XVII:

DURATION OF PLAN

No Share Award, Performance Unit Award, Option, SAR, Incentive Award or Other Equity-Based Award may be granted under this Plan after May 22, 2032. Share Awards, Performance Unit awards, Options, SARs, Incentive Award and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVIII:

EFFECTIVE DATE OF PLAN

Options, Share Awards, Performance Units, Incentive Awards and Other Equity-Based Awards may be granted under this Plan, as amended and restated herein, on and after the date that the Plan, as amended and restated herein, is adopted by the Board, provided that this amendment and restatement of the Plan shall not be effective unless, within twelve months after the Board’s action, the amended and restated Plan is approved by holders of a majority of the outstanding Common Shares entitled to vote and present or represented by properly executed and delivered proxies at a duly held shareholders’ meeting at which a quorum is present and provided further that no award shall be exercisable, vested or settled until such shareholder approval is obtained.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET – www.proxypush.com/cldt Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions. VOTE BY PHONE – 1-866-883-3382 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.. Eastern Time on May 5, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, to be received by us before 11:59 p.m., Eastern Time on May 5, 2025.

TO VOTE BY MAIL AS THE BOARD OF TRUSTEES RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

  Please detach here

The Board of Trustees recommends that you vote FOR the following:
1. Election of Trustees
01 Edwin B. Brewer		☐ Vote FOR all nominees
02 Jeffrey H. Fisher		(except as marked)
03 David Grissen
04 Mary Beth Higgins
05 Rolf E. Ruhfus		☐ Vote WITHHELD from all nominees
06 Ethel Isaacs Williams

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Trustees recommends that you vote FOR the following:
2. Ratification of selection of independent registered public accounting firm.	☐ For	☐ Against ☐ Abstain

The Board of Trustees recommends that you vote FOR the following:
3. Approval, on an advisory basis, of executive compensation.	☐ For	☐ Against ☐ Abstain

The Board of Trustees recommends that you vote FOR the following:
4. Approval, of an amendment to the Equity Incentive Plan.	☐ For	☐ Against ☐ Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date:

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CHATHAM LODGING TRUST
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 6, 2025
10:00 AM
Offices of Chatham Lodging Trust
222 Lakeview Avenue, Suite 200
West Palm Beach, FL 33401

CHATHAM LODGING TRUST 222 Lakeview Avenue, Suite 200 West Palm Beach, FL 33401	proxy

This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 6, 2025.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 , 3 and 4.
By signing the proxy, you revoke all prior proxies and appoint Dennis Craven and Eric Kentoff, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.